SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
        Securities Exchange Act of 1934 (Amendment No.  )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                STATE STREET BOSTON CORPORATION
 .................................................................
         (Name of Registrant as Specified In Its Charter)

 .................................................................
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     ............................................................

     2) Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

     ............................................................

     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the
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     ................................

                          [Letterhead]







                                                 March 11, 1997




DEAR STOCKHOLDER:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of State Street Boston Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 16, 1997, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

     The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors and to act upon proposals to change the name of the Corporation, to increase the authorized shares of Common Stock which will result in sufficient shares for a 2-for-1 stock split, to approve the Senior Executive Annual Incentive Plan and to approve the 1997 Equity Incentive Plan. State Street's goal is to be the leading servicer of institutional investors worldwide. Each of these proposals is designed to help achieve this goal in competitive global markets. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.

     Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

     We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

                                   Sincerely,


                                   /s/Marshall N. Carter

                          [letterhead]



         NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
     STATE STREET BOSTON CORPORATION:

     The 1997 Annual Meeting of Stockholders of State Street Boston Corporation will be held on Wednesday, April 16, 1997, at 10:00 a.m., Eastern Time, at 225 Franklin Street, Fifth Floor, Boston,
Massachusetts, for the following purposes:

     1.   To elect six directors, each for a three-year term;

     2. To consider and take action on a proposed amendment to the Restated Articles of Organization of the Corporation to change the name of the Corporation from State Street
          Boston Corporation to State Street Corporation;

     3. To consider and take action on a proposed amendment to the Restated Articles of Organization of the Corporation to increase the number of authorized shares of Common Stock from 112,000,000 to 250,000,000 and to authorize the issuance from time to time of the authorized and unissued shares of the Corporation by the Board of Directors;

     4.   To approve the Senior Executive Annual Incentive Plan;

     5.   To approve the 1997 Equity Incentive Plan; and

     6. To act upon such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on February
28, 1997 are entitled to notice of and to vote at the meeting and any adjournments thereof.

     PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE
ENVELOPE PROVIDED FOR YOUR USE.  FURNISHING THIS PROXY WILL NOT
AFFECT YOUR RIGHT TO REVOKE THIS PROXY OR TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.


                              By Order of the Board of Directors,

                                           John R. Towers
                                              Secretary
March 11, 1997

                 STATE STREET BOSTON CORPORATION
         225 Franklin Street, Boston, Massachusetts 02110

                         PROXY STATEMENT

     This proxy statement, and the accompanying proxy, which are scheduled to be sent to stockholders beginning on March 11, 1997, are furnished in connection with the solicitation by the Board of Directors of State Street Boston Corporation (the "Corporation") of proxies for the 1997 Annual Meeting of Stockholders of the Corporation to be held on April 16, 1997 and at any adjournments thereof. The Board of Directors has fixed the close of business on February 28, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the meeting. On the record date 80,515,785 shares of Common Stock of the Corporation were outstanding and entitled to be voted at the meeting.

     All shares represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with any specifications thereon or, if no specifications are made, proxies will be voted in accordance with the recommendations of the Board of Directors. Each share of Common Stock is entitled to one vote. Any proxy may be revoked at any time before it is voted by notifying the Secretary in writing, by executing a later dated proxy or by notifying the Secretary at the meeting and voting in person.

     The Corporation will bear the cost of soliciting proxies. The solicitation of proxies will be made primarily by mail. Proxies may also be solicited personally, by telephone and other means of communication by regular employees of the Corporation and its principal subsidiary, State Street Bank and Trust Company (the "Bank"), without any additional remuneration and at minimal cost. The Corporation intends to request banks, brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to their principals and to obtain authorization for the execution of proxies. In addition, the Corporation has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The cost of such services is $9,000, plus expenses.

     The Corporation's Annual Report, including financial statements for the year ended December 31, 1996, is being mailed to stockholders together with this proxy statement.

                      ELECTION OF DIRECTORS

     In accordance with Massachusetts law, the By-laws of the Corporation provide for the classification of the Board into three classes of directors as nearly equal in number as possible, each class serving a three-year term, with one class of directors to be elected at each annual meeting of stockholders for the term specified and to continue in office until their successors are elected and qualified. The exact number of directors is to be determined by vote of the Board of Directors. Pursuant to the By-laws, at a meeting on December 19, 1996, the Board of Directors fixed the number of directors at 17, effective with the 1997 Annual Meeting.

     It is intended that shares represented by proxies solicited by the Board of Directors will, unless contrary instructions are given, be voted for the election of the six nominees listed below as directors. Although the Board of Directors does not contemplate that any nominee will be unavailable for election, in the event that vacancies occur unexpectedly, such shares may be voted for substitute nominees, if any, as may be designated by the Board of Directors. Information relating to each nominee for election as director and for each continuing director, including his or her period of service as a director of the Corporation, principal occupation and other biographical material is shown below.

DIRECTORS TO BE ELECTED AT THE 1997 ANNUAL MEETING

CLASS I

I. MACALLISTER BOOTH                          DIRECTOR SINCE 1990

     Retired Chairman, President and Chief Executive Officer of Polaroid Corporation, a manufacturer of instant image recording products. Mr. Booth, age 65, joined Polaroid in 1958 as a supervisor in the Film Division. He is also a director of John Hancock Mutual Life Insurance Company, Western Digital Corporation, past chairman of Inroads National Board of Directors and a member of the board of trustees of Eye Research Institute. He received B.S. and M.B.A. degrees from Cornell University.

JAMES I. CASH, JR.                            DIRECTOR SINCE 1991

     James E. Robison Professor of Business Administration at the Harvard University Graduate School of Business Administration. Mr. Cash, age 49, has been a faculty member of the Harvard Business School since 1976. He is a director of Cambridge Technology Partners, Inc., The Chubb Corporation, Knight-Ridder, Inc., Tandy Corporation and WinStar Communications. He received a B.S. degree in mathematics from Texas Christian University and M.S. and Ph.D. degrees in computer science and management information systems from Purdue University.

TRUMAN S. CASNER                              DIRECTOR SINCE 1990

     Partner in the law firm of Ropes & Gray. Mr. Casner, age 63, received an A.B. degree from Princeton University in 1955 and an LL.B from Harvard Law School in 1958. He served as law clerk to Chief Justice Wilkins of the Massachusetts Supreme Judicial Court and joined Ropes & Gray in 1959, becoming a partner in 1968. He is a trustee of the Museum of Science, Boston, chairman of the corporation and past president of Belmont Hill School and a member of the corporation of Woods Hole Oceanographic Institution. He is a member of the American Law Institute.

ARTHUR L. GOLDSTEIN                           Director since 1995

     Chairman and Chief Executive Officer of Ionics, Incorporated, an international company involved in the purification and treatment of water. Mr. Goldstein, age 61, is a director of Cabot Corporation. He is a member of the National Academy of Engineering and a member of the visiting committees at Harvard Business School and Harvard School of Public Health. He is a trustee of the California Institute of Technology and the Massachusetts General Physician's Organization, Inc., an overseer of the Boston Museum of Science and is a director of Jobs for Massachusetts, Inc. and the Massachusetts High Technology Council. Mr. Goldstein received a B.S. degree in chemical engineering from Rensselaer Polytechnic Institute, a masters degree from the University of Delaware and an M.B.A. from Harvard University.

DAVID B. PERINI                               Director since 1980

     Chairman and Chief Executive Officer of Perini Corporation, a construction and real estate development company. Mr. Perini, age 59, holds a B.S. degree from the College of the Holy Cross and received a J.D. degree from Boston College Law School in 1962. He joined Perini Corporation in 1962. He has received awards from the National Conference of Christians and Jews and the Italian American Charitable Society, and he received the 1994 Ralph Lowell Distinguished Citizen Award. Mr. Perini is a trustee of St. John's Preparatory School.
                               2

DENNIS J. PICARD                              Director since 1991

     Chairman and Chief Executive Officer of Raytheon Company, a diversified, technology-based international company, since 1991. Mr. Picard, age 64, joined Raytheon in 1955 and held engineering and management assignments leading to his election as president and director in 1989. He is a member of the National Academy of Engineering and its Industry Advisory Board, a fellow of the American Institute of Aeronautics and Astronautics and a fellow of the Institute of Electrical and Electronic Engineers. Mr. Picard is a trustee of Northeastern University and Bentley College, a corporator of Emerson Hospital, a director of the Discovery Museums, the John F. Kennedy Library Foundation, Jobs for Massachusetts, a member of the National Business Roundtable, The Business Council, the Defense Policy Advisory Committee on Trade (DPACT), the President's Export Council, the advisory committee of the American Red Cross, the Armed Services YMCA of the United States and the Armed Forces Communications and Electronics Association. He is a graduate of Northeastern University and holds honorary doctorates from Northeastern University, Merrimack College and Bentley College.

DIRECTORS SERVING UNTIL THE 1998 ANNUAL MEETING

Class II

JOSEPH A. BAUTE                               DIRECTOR SINCE 1990

     Consultant to Markem Corporation, which provides systems and services to mark customer products, since June 1993. Mr. Baute, age 69, was for many years the chairman and chief executive officer of Markem Corporation. He joined Markem in 1954 and held engineering, sales and marketing positions until 1968 when he became vice president and chief operating officer for Markem-USA, Markem U.K. and Markem Europa. He was elected president and director of Markem Corporation in 1973, chief executive officer in 1977 and chairman in 1979. He is a director of Houghton Mifflin Company, Dead River Company, Inso Corporation, Markem Corporation and Cerion Technologies. He is past director and chairman of the Federal Reserve Bank of Boston. Mr. Baute received B.A. and M.S. degrees from Dartmouth College.

CHARLES R. LAMANTIA                           DIRECTOR SINCE 1993

     President and Chief Executive Officer of Arthur D. Little, Inc., which provides management, technology and environmental consulting services. Dr. LaMantia, age 57, was president and chief operating officer of Arthur D. Little, Inc. from 1986 to 1988. Prior to rejoining Arthur D. Little in 1986, he was president of Koch Process Systems, Inc. From 1977 to 1981, Dr. LaMantia was vice president in charge of Arthur D. Little's services to the chemical, metals and energy industries, having assumed that position after 10 years on the firm's consulting staff. He is a member of The Conference Board and the Massachusetts Business Roundtable and an overseer of WGBH and the Boston Museum of Science. Dr. LaMantia received B.A., B.S., M.S. and Sc.D. degrees from Columbia University and attended the Advanced Management Program at Harvard Business School.

ALFRED POE                                    DIRECTOR SINCE 1994

     Former President of Meal Enhancement Group and Corporate Vice President of Campbell Soup Company, a food manufacturing company. Mr. Poe, age 48, joined Campbell Soup Company in 1991. From 1982 to 1991, Mr. Poe was with Mars, Inc. and held various sales and marketing assignments in the United States and the United Kingdom. He is a member of the board of directors of LEAD (Leadership, Education and Development) Program for minority students and the Executive Leadership Council. Mr. Poe holds a B.S. degree from Polytechnic Institute of Brooklyn and an M.B.A. from the Harvard Graduate School of Business.

DAVID A. SPINA                                DIRECTOR SINCE 1989

     President and Chief Operating Officer of the Corporation since 1995. Mr. Spina, age 54, joined State Street in 1969 as a credit analyst. He was elected executive vice president in 1982 and vice chairman in 1992. Mr. Spina held the positions of chief financial officer and treasurer from 1977 to 1992. Mr. Spina is head of State Street's custody business, which consists of custody, record keeping and related services for institutional investors, including marketing, customer service, systems and technology groups. He is a director of the Metropolitan Boston Housing Partnership, Inc., a member of the Boston Coordinating Committee, a member of the executive committee of the Massachusetts Taxpayers Foundation, Inc., chairman of the board of trustees of the Dana Hall School and a member of the Banker's Roundtable. Mr. Spina is Chairman Emeritus of the Massachusetts Housing Investment Corporation and a former director of the Massachusetts Bankers Association. Mr. Spina holds a B.S. degree from the College of the Holy Cross and an M.B.A. from Harvard University. He was an officer in the United States Navy from 1964 to 1969, serving a combat tour of duty in Vietnam.

ROBERT E. WEISSMAN                            DIRECTOR SINCE 1989

     Chairman, Chief Executive Officer and Director of Cognizant Corporation, one of three companies resulting from the restructuring of The Dun & Bradstreet Corporation, which provides commercial data services, since November 1996. Mr. Weissman, age 56, joined Dun & Bradstreet in 1979. He became Chairman in 1995 and Chief Executive Officer in 1994. He is a member of the Institute of Management Accountants, the Society of Manufacturing Engineers, the Institute of Electrical and Electronic Engineers, The Business Roundtable, the Committee for Economic Development and The U.S.-Japan Business Council and is a trustee of Babson College. Mr. Weissman received a degree in Business Administration from Babson College in 1964.


DIRECTORS SERVING UNTIL THE 1999 ANNUAL MEETING

Class III

TENLEY E. ALBRIGHT, M.D.                      DIRECTOR SINCE 1993

     Physician and surgeon. Dr. Albright's concentration in medicine and health sciences stems from her specialty of general surgery. Following 23 years in private practice of surgery, Dr. Albright, age 61, founded and became chairman of a clinical diagnostic research laboratory. She has been Chairman of Western Resources, Inc., a holding company of varied assets with plans for a research and development park and a senior care facility, since 1994. She serves on the board of directors of The West Company, the Whitehead Institute for Biomedical Research, and is a member of the Board of Regents of the National Library of Medicine, National Institutes of Health, the corporation of Woods Hole Oceanographic Institution, New England Baptist Hospital, the Massachusetts Society for Medical Research, and the Board of Visitors of the Harvard Medical Institute for Research and Education. Dr. Albright graduated from Harvard Medical School after attending Radcliffe College and has received honorary degrees from Williams College, Hobart and William Smith Colleges, Russell Sage College, New England School of Law, Chatham College, State University of New York at Cortland, Springfield College and Lasell College. Dr. Albright won the Gold Medal in figure skating at the 1956 Olympics in Cortina, Italy. She serves as a spokesperson for the American Red Cross, Massachusetts Bay Chapter.

MARSHALL N. CARTER                            DIRECTOR SINCE 1991

     Chairman and Chief Executive Officer of the Corporation.
Prior to joining State Street in 1991, Mr. Carter, age 56, was with Chase Manhattan Bank for 15 years, the last three years as head of global securities services.

He served as a Marine Corps officer in Vietnam for two years where he was awarded the Navy Cross and Purple Heart and had international affairs service as a White House Fellow. Mr. Carter is a member of the board of directors of Euroclear in Brussels and the Federal Reserve Bank of Boston. Mr. Carter holds a degree in civil engineering from the U.S. Military Academy at West Point and masters degrees from the Naval Postgraduate School and George Washington University.

NADER F. DAREHSHORI                           DIRECTOR SINCE 1990

     Chairman of the Board, President and Chief Executive Officer of Houghton Mifflin Company, publisher. Mr. Darehshori, age 60, served as college division vice president and manager of Houghton Mifflin's midwestern sales region from 1984 until he was promoted to vice president and director of the college division in 1986. In 1987 he was elected senior vice president, college division. He was promoted to executive vice president and then to vice chairman in 1989 and to his present position in 1990. Mr. Darehshori has served as a director of Houghton Mifflin Company since 1989 and is chairman of its executive committee. He is a director of Commercial Union Corporation and the Massachusetts Business Roundtable. He is a trustee of Wellesley College and the WGBH Educational Foundation. He is a member of the National Executive Board of the National Conference of Christians and Jews and the Dana-Farber National Advisory Council for the Women's Cancers Program. Mr. Darehshori also serves on the boards of the Boston Public Library Foundation and the Boston Symphony Orchestra.

CHARLES F. KAYE                               DIRECTOR SINCE 1979

     Chairman, Transportation Investments, Incorporated, a lessor and asset manager of intermodal transportation equipment. Mr. Kaye, age 69, is a graduate of St. Thomas University and received a J.D. degree from Boston College Law School. He was senior partner of the firm of Kaye, Sheldon and Barton and special counsel to the Massachusetts Institute of Technology before joining XTRA Corporation in 1967 as a director and general counsel. Mr. Kaye became vice chairman in 1970 and served as chairman, president and chief executive officer of XTRA from 1973 to 1990. Mr. Kaye is a trustee of Bentley College and Lawrence Academy, a member of the Visiting Committee of the Massachusetts General Hospital, chairman of the Alpha Omega Foundation and town moderator of Littleton, Massachusetts. He has been the recipient of the Association of American Railroads annual Intermodal Man of the Year Award and the Air Force Association Distinguished Service Award.

JOHN M. KUCHARSKI                             Director since 1991

     Chairman of the Board, President and Chief Executive Officer of EG&G, Inc., which provides scientific and technological products and services worldwide. Mr. Kucharski, age 61, joined EG&G in 1972 and was elected president and director in 1986. He is a director of Nashua Corporation, New England Electric System and Eagle Industry Co. Ltd. He serves on the boards of trustees of Marquette University and George Washington University. He is also a member of the president's council and the advisory council to the College of Engineering of Marquette University. Mr. Kucharski holds a B.S. degree from Marquette University, a J.D. degree from George Washington University and is a member of the District of Columbia Bar Association.

BERNARD W. REZNICEK                           DIRECTOR SINCE 1991

     President, Premier Enterprises and National Director -
Utility Marketing of Central States Indemnity Co. of Omaha since
January 1997. From 1994 to 1996, Mr. Reznicek, age 60, was dean of the College of Business

Administration of Creighton University. From 1987 to 1990, he was president and chief operating officer of Boston Edison Company. In 1990, he became chief executive officer, and in 1992, he was elected chairman. Prior to joining Boston Edison, he was president and chief executive officer of Omaha Public Power District. Mr. Reznicek holds a B.S. degree from Creighton University and an M.B.A from the University of Nebraska. He serves on the boards of CalEnergy Company, Guarantee Life Company, Stone & Webster Incorporated and CSG Systems International.


GENERAL INFORMATION

     The Board of Directors has the overall responsibility for the conduct of the business of the Corporation. Of the present 17 directors, 15 are outside directors and 2 are executive officers of the Corporation. The Board of Directors held 7 meetings during 1996 and each of the directors attended 75% or more of the total of all meetings of the Board and of the committees of the Board on which each director served during the year. Each member of the Board of the Corporation, except Mr. Poe, Mr. Reznicek and Mr. Weissman, is also a member of the Board of Directors of the Bank. The Board of Directors of the Bank held 12 meetings during 1996. Each member of the Executive Committee and the Examining and Audit Committee of the Corporation is also a member of the corresponding committee of the Bank, and members customarily hold joint meetings of both committees.

     The Board of Directors has the following committees to assist it in carrying out its responsibilities:

     The EXECUTIVE COMMITTEE is authorized to exercise such powers of the Board of Directors as may be legally delegated, including the review and approval of policies for the extension of credit, investment of the Corporation's assets and financial management; to monitor activities under these policies and report to the Board, and to act on behalf of the Board on recurring matters and between meetings under specific delegations. Its members are Charles F. Kaye, Chair, Joseph A. Baute, Marshall N. Carter, Truman S. Casner and David A. Spina. During 1996, the Committee held 14 meetings.

     The EXAMINING AND AUDIT COMMITTEE oversees the operation of a comprehensive system of internal controls to ensure the integrity of the Corporation's financial reports and compliance with laws, regulations and corporate policies, monitors communication with external auditors and bank regulatory authorities and recommends the selection of the Corporation's independent auditors. The Committee is composed of Joseph A. Baute, Chair, Tenley E. Albright, James I. Cash, Jr. and John M. Kucharski. During 1996, the Committee held 9 meetings.

     The EXECUTIVE COMPENSATION COMMITTEE oversees the compensation system for the Corporation's executive officers and non-management directors. The Committee consists of Robert E. Weissman, Chair, I. MacAllister Booth, Nader F. Darehshori, Charles F. Kaye, Charles R. LaMantia and Bernard W. Reznicek. During 1996, the Committee held 5 meetings.

     The NOMINATING COMMITTEE, which held 2 meetings during 1996, is composed of I. MacAllister Booth, Chair, Marshall N. Carter, Arthur L. Goldstein, David B. Perini, Dennis J. Picard and Alfred Poe. The Committee recommends nominees to the boards of the Corporation and the Bank. In carrying out its responsibility of finding the best qualified directors, the Committee will consider proposals from a number of sources, including recommendations for nominees submitted upon timely written notice to the Secretary of the Corporation by stockholders.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Corporation or the Bank receive no compensation for serving as directors or as members of committees. Directors who are not employees of the Corporation or the Bank received an annual retainer of $22,000, payable at their election in shares of Common Stock of the Corporation or in cash, plus a fee of $1,500 for each meeting of the Board of Directors and each committee meeting attended, as well as travel accident insurance and reimbursement for travel expenses, for the period April 1996 through March 1997. In 1996, all outside directors elected to receive their annual retainer in Common Stock.


     Under a plan effective January 1, 1995, non-employee directors with at least five years' service are eligible for a retirement benefit equal to their annual retainer at retirement, payable monthly for a period equal to the length of service of the director on the Board up to a maximum of ten years. No retirement benefits were paid in 1996.

                 BENEFICIAL OWNERSHIP OF SHARES

MANAGEMENT

     The table below sets forth the number of shares of Common Stock of the Corporation beneficially owned by each nominee for Class I Director, the Class II and Class III Directors, the chief executive officer and the four other most highly compensated executive officers and by those persons and other executive officers as a group as of the close of business on February 1, 1997. None of the nominees, other directors or executive officers owned beneficially as much as 1% of the outstanding shares of Common Stock. The nominees, other directors and executive officers in the aggregate beneficially owned 1.2% of the Corporation's Common Stock.

                                             AMOUNT AND NATURE
                                             OF BENEFICIAL
     NAME                                    OWNERSHIP
     ------                                  -------------------

     Tenley E. Albright, M.D.                             7,701(1)
     A. Edward Allinson                                 101,000(2)
     Joseph A. Baute                                      7,317(3)
     I. MacAllister Booth                                 4,588
     Dale L. Carleton                                    72,651(2)
     Marshall N. Carter                                  88,705(2)
     James I. Cash, Jr.                                   3,872
     Truman S. Casner                                     6,194(4)
     Nader F. Darehshori                                  5,194
     Arthur L. Goldstein                                    982
     Charles F. Kaye                                     30,422
     John M. Kucharski                                    3,486
     Charles R. LaMantia                                  2,752(4)
     Nicholas A. Lopardo                                117,010(2)(4)
     David B. Perini                                     16,812
     Dennis J. Picard                                     4,534
     Alfred Poe                                           1,622
     Bernard W. Reznicek                                  4,836
     David A. Spina                                     377,972(2)(5)
     Robert E. Weissman                                   5,872

     All of the above and other
     executive officers as a group
     (25 persons)                                       982,073(2)(4)
___________________

(1) Includes 3,199 shares held in trust for a family member pursuant to a trust of which Dr. Albright is a co-trustee and 1,100 shares owned by a family member with respect to which she disclaims beneficial ownership.

(2) Includes shares which may be acquired within 60 days through the exercise of stock options as follows: Mr. Allinson, 60,000; Mr. Carleton, 44,288; Mr. Carter, 46,400; Mr. Lopardo, 111,422; Mr. Spina, 153,000, and the group, 504,158.

(3) Includes 200 shares owned by a member of Mr. Baute's family with respect to which he disclaims beneficial ownership.

(4) Includes shares as to which voting power is shared, as follows: Mr. Casner, 2,000; Dr. LaMantia, 500; Mr. Lopardo,
     5,488, and the group, 9,418.

(5) Includes 20,000 shares owned by a member of Mr. Spina's family with respect to which he disclaims beneficial ownership.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors to file initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers and directors are required by regulations to furnish the Corporation with copies of all Section 16(a) forms which they file.

     Based on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that in 1996 all Section 16(a) filing requirements applicable to its executive officers and directors were met.

CERTAIN TRANSACTIONS

     During 1996 certain directors and executive officers of the Corporation and the Bank, and various corporations and other entities associated with such directors, were customers of the Bank and its affiliates and had ordinary business transactions with the Bank. The transactions include loans and commitments made in the ordinary course of the Bank's business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with unrelated persons with no more than normal risk of collection or other unfavorable features. The Bank and other subsidiaries of the Corporation have used products or services of Dun & Bradstreet and Cognizant Corporation with which Mr. Weissman, a director, was associated during 1996. Additional transactions of this nature may be expected to take place with Cognizant Corporation in the ordinary course of business in the future. Ropes & Gray, a law firm of which Mr. Casner is a partner, was retained by the Corporation to handle certain legal matters during the past year. It is anticipated that the firm will continue to provide legal services in the current year.

     No executive officer of the Corporation is allowed to borrow from the Bank other than through the use of a reserve account with limits of up to $20,000 as allowed by Massachusetts law and at the same interest rate paid by the public.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Corporation's Executive Compensation
Committee are I. MacAllister Booth, Nader F. Darehshori, Charles F. Kaye, Charles R. LaMantia, Bernard W. Reznicek and Robert E.
Weissman, Chair. No present or former officer of the Corporation or the Bank served as a member of the Committee.

        REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee of the Board of Directors furnishes the following report on Executive Compensation.

POLICY

     State Street combines information technology with banking, trust, investment management and securities processing capabilities to support the investment strategies of our customers worldwide. The Corporation's goal is to be the leading company serving institutional investors worldwide. The Corporation's executive compensation program is designed to attract and retain superior executives, to focus these individuals on achieving the Corporation's objectives and to reward executives for meeting specific short-term and long-term performance targets. The compensation program places emphasis on challenging performance goals, business growth and sustainable real growth in earnings per share. Sixteen executives participated in the executive compensation program in 1996. The chairman and chief executive officer, the president, and executive vice presidents are considered executives for this purpose.

     The Executive Compensation Committee is comprised entirely of independent, non-employee directors. The Committee develops, reviews and recommends to the Board of Directors for its approval, strategic compensation plans for executives of the Corporation. The plans are designed to align executive compensation with the Corporation's business strategy and to attract and retain high caliber executives. The program provides significant compensation opportunities which are directly related to the achievement of challenging long-term goals and growth in the Corporation's stock price. By including stock-based compensation plans within the compensation strategy, State Street links closely the goals of stockholders and executives.

     The principles of this compensation strategy are applied throughout the Corporation. Since executives of the Corporation have the greatest opportunity to influence long-term performance, a greater proportion of their compensation is linked to the achievement of long-term financial goals and to stock price. Other individuals who manage business units or have corporate functional or staff responsibilities have a significant opportunity to influence the Corporation's results, and a sizable portion of their total compensation is related to the achievement of financial goals of both the unit and the Corporation. In addition to executives, many senior officers who make significant contributions to the Corporation participate in the Corporation's stock option plan and in a variety of annual incentive plans. State Street also offers specific bonus opportunities to individuals who have specialized sales, trading or investment responsibilities. Outstanding performance by these specialists is rewarded with bonuses linked directly to the attainment of challenging and measurable business goals.

     The Committee met five times in 1996 and reported its activities to the Board of Directors. In conjunction with its annual comprehensive review of the executive compensation program, the Committee engaged its own independent compensation consultant. The consultant worked for the Committee in reviewing the executive compensation program, in reviewing a reference group of public companies against which the Corporation's executive compensation, financial performance and total return to stockholders was compared, and in considering modifications to existing plans. The Committee, with assistance from its independent consultant, validated a group of companies as a reference group against which to compare compensation practices and competitive levels of compensation. This group includes large U.S. bank holding companies, selected technology-based companies engaged in servicing businesses and believed to be competing with the Corporation for the same caliber of executive talent, and New England bank holding companies.

     The Committee believes that the Corporation's most direct competitors for executives are not necessarily the same companies that would be included in a peer group established to compare stockholder returns. Therefore, the reference companies used for comparative compensation purposes contain some overlap with, but are not identical to, the companies in the S&P Financial Index used for performance comparison under "Stockholder Return Performance Presentation."

     As a result of its reviews, the Committee determined that the fundamental elements of the compensation plan -- salary, bonus, stock options and performance units -- are appropriate for a program that supports the Corporation's business strategy, provides competitive compensation and creates value for stockholders. The Committee, however, determined that revisions to the Senior Executive Annual Incentive Plan were needed based upon competitive data supplied by the independent compensation consultant. A new plan, which will increase the bonus opportunity for participants in the plan, is being submitted to stockholders for approval at this year's annual meeting. In addition, the 1997 Equity Incentive Plan was approved by the Board of Directors for submission to stockholders at this year's annual meeting. This plan, if approved, will replace the 1994 Stock Option and Performance Unit Plan. The new plan will provide for additional forms of stock compensation which are not available under the 1994 plan and will give the Executive Compensation Committee additional discretion in determining the terms and conditions of stock and stock based grants as well as expand the potential performance measures which the Committee may elect to use for performance awards. More information on these plans is provided below in this report and elsewhere in this proxy statement.

     The elements of the Corporation's executive compensation currently consist of base salary, annual bonus, performance units and stock options. These are integrated components where salary and bonus reflect one year results, performance units reflect two year results and stock options reflect long-term stock price appreciation. The Executive Compensation Committee's policies with respect to each of these elements, including the bases for the compensation reported for 1996 to the Corporation's chief executive officer, Mr. Carter, and chief operating officer, Mr. Spina, are discussed below.


BASE SALARIES

     Base salaries for executives are determined by subjectively evaluating the responsibilities of the position, the strategic value of the position to State Street, and the experience and performance of the individual. No specific formula is used to set base salaries. The Committee determined that it is appropriate for executive salary levels to be near the median of the reference group.

     Annual salary adjustments are determined by reviewing market compensation data, and subjectively considering the overall scope of each position and its strategic importance to State Street, the performance of the Corporation, an evaluation of the individual's performance and the length of time since the last salary increase. The Committee also considers the range of salary increases which are awarded to all employees of the Corporation. With respect to the base salary granted to Mr. Carter and Mr. Spina, the Committee reviewed all of the factors noted above including data supplied by the compensation consultant on market levels of pay for the chief executive officer and chief operating officer at companies in the reference group. No particular weight was applied to any single factor in making the Committee's determination. When compared to salaries paid to chairman of the board and chief executive officer positions in the reference group, Mr. Carter's salary was slightly above the median.

ANNUAL BONUSES

     The Corporation's executives are eligible for annual cash bonuses under the provisions of the Senior Executives Annual Incentive Plan. At its meeting in December 1995, the Committee established performance targets for 1996 under the Senior Executives Annual Incentive Plan. This plan provides that if maximum annual targets are achieved, the award to the chief executive officer would be a maximum of 75% of 1996 salary paid, the award to the chief operating officer would be a maximum of 60% of salary paid, and the award to other participants would be a maximum of 50% of 1996 salary paid.

     The Committee believes that consistent double digit increases in earnings per share and a consistent return on equity in the 18% range produce superior performance that will be reflected in the Corporation's stock price. Annually, the Committee reviews one year and five year earnings per share and return on equity performance data for the reference group as well as other companies represented in the S&P Financial Index. The Corporation's total return to stockholders for the one and five year period as compared to the S&P Financial Index is also reviewed.

     In establishing the targets for the annual incentive plan, the Committee considers the data noted above along with the Corporation's long-term financial goals, the specific financial goals for the following year, and the business environment in which the Corporation is operating. Aggregate competitive data showing the level of bonus awards for executives in the reference group of companies is also considered. The Committee then establishes the measures that will be used, the weighting of the measures, and specific performance targets at which various levels of bonus will be earned.

     The 1996 performance targets were based on return on equity and earnings per share. Each goal was weighted 50%. Performance targets for 1996 were established at a minimum target of 14% return on equity and a maximum target of 18% return on equity. The earnings per share targets were established at a minimum target of $2.78 and a maximum target of $3.65. The Plan provided that no bonus would be paid for performance at or below the minimum targets, performance above the maximum targets would result in 100% of the bonus being paid, and payout levels were established for specific performance points between the minimum and maximum targets.

     At its meeting in February 1997, the Committee reviewed information supplied by the Corporation's independent auditors and certified that the Corporation achieved an 18.1% return on equity and earned $3.56 per share in 1996. This equates to 100% of the maximum potential bonus award for the return on equity target and 99% of the maximum potential bonus award for the earnings per share target. The Committee approved a bonus for Mr. Carter equal to 74.25% of his 1996 salary paid. Mr. Spina's bonus was 59.40% of salary paid. Bonuses to the other participants in the plan who received bonuses averaged 49.50% of the total 1996 salaries paid to those receiving bonuses.

     At its meetings in December 1996, the Committee recommended that the Board of Directors approve a new Senior Executive Annual Incentive Plan. This plan is being submitted to stockholders for approval at this year's annual meeting and is described in detail elsewhere in this proxy statement. The new plan has been designed to make the Corporation's plan more competitive and to give the Committee greater choice in the performance measures which can be used. Under this plan the Committee would assign each executive a minimum, target and maximum bonus award, stated as a percent of salary. The Committee has determined that if the plan is approved by the stockholders, the minimum award for Mr. Carter for 1997 will be 0% of salary, the target bonus award will be 90% of salary and the maximum award will be 180% of salary. The minimum bonus for Mr. Spina will be 0% of salary, the target bonus award will be 80% of salary and the maximum will be 160% of salary. The minimum bonus awards for other members of the executive group will be 0% of salary and the target bonus awards will range from 50% of salary to 65% of salary with maximums at two times the target percent. Any bonus earned is subject to reduction by the Executive Compensation Committee. Under the new plan, the maximum bonus payable to any single participant is limited to $2.5 million and the Committee may provide that some portion or all of any award payment be made in shares of Common Stock of the Corporation in lieu of cash.

     All awards will be made after certification by the Executive
Compensation Committee that the established performance goals have been met.

PERFORMANCE UNITS

     Performance units represent a contingent right to a cash payment, based on the price of the Corporation's stock, in the event the Corporation meets specified performance goals over a specified time period following the grant. Performance units have been granted to the Corporation's executives once every two years or at the time an officer joined the executive group. Under the 1994 Stock Option and Performance Unit Plan, the performance measures used for determining the number of shares earned covered a measurement period of two years and include one or more of an earnings per share target, a return on equity target, and a total return to stockholders target.

     In December 1993, executives were granted performance units by the Board of Directors for the 1995-1996 performance period. The size of the grants was determined based upon data supplied by the independent compensation consultant and represented long-term incentive opportunity at approximately the seventy-fifth percentile for companies in the reference group. This grant included 30,000 performance units granted to Mr. Carter and 20,000 performance units granted to Mr. Spina.

     At its meeting in December 1994, the Committee established performance targets for the 1995-1996 performance period for these performance units. Forty percent of the performance units granted were tied to a return on equity target, 40% of the performance units granted were tied to an earnings per share target and 20% of the performance units granted were tied to a total return to stockholders target.

     After the end of the two year performance period, December 31, 1996, a cash payment was calculated based on the number of performance units earned times the market value of the Corporation's common stock at the end of the performance period. For this purpose, market value is defined as the value of a share of common stock equal to the average daily high and low prices on the last ten trading days of the performance period. In this way, the final cash value of the performance units relates directly to both corporate financial performance in determining how many units are earned and stock price appreciation in determining the cash value of the shares earned.

     At its meeting in February 1997, the Executive Compensation Committee reviewed certified data confirming that 90% of the units with a return on equity target were earned, 91% of the units with an earnings per share target were earned and 100% of the units with a total return to stockholders target were earned. The Committee determined that Mr. Carter had earned 27,600 units of the 30,000 units he had been granted and that Mr. Spina had earned 18,400 units of the 20,000 units he had been granted. Based upon the average high and low prices of the Corporation's common stock during the last ten trading days of 1996, the Committee approved payment of $1,772,196 to Mr. Carter and $1,181,464 to Mr. Spina.

     At its meeting in December 1996, the Executive Compensation Committee granted performance units under the 1994 plan to the executive group. This grant included 40,000 performance units granted to Mr. Carter and 25,000 performance units granted to Mr. Spina. The size of the grants was determined based upon data supplied
                               13
by the independent compensation consultant and represents long-term incentive opportunity at approximately the seventy-fifth percentile for companies in the reference group. These grants have a two year performance period covering the years 1997 and 1998. At its meeting in February 1997, the Committee established performance targets for the 1996-1997 performance period for these grants. Forty percent of the performance units granted are tied to a return on equity target, 40% of the performance units granted are tied to earnings per share target and 20% of the performance units granted are tied to a total return to stockholders target.

STOCK OPTIONS

     Stock options are granted to executives every two years or at the time an officer joins the executive group. The size of option grants is determined based upon a target level of long-term incentive opportunity at approximately the seventy-fifth percentile for companies in the reference group. In targeting long-term incentive opportunity, the Committee relied upon data supplied by the independent compensation consultant, which took into account the performance units which were being granted at the same time.
At its meeting in December 1996, the Committee granted Mr. Carter options to purchase 150,000 shares and Mr. Spina options to purchase 80,000 shares. The exercise price of options is equal to the market price of the shares at the time of the grant and the options become exercisable in equal installments over a three year period.

     Because stock options are granted at market price, the value of the stock options is wholly dependent upon an increase in the Corporation's stock price. The Committee views stock option grants as a part of the executive's total compensation package for the period covered by the grant. Therefore, the amount of stock options outstanding at the time of a new grant or granted in prior years does not serve to increase or decrease the size of the new grant.


1997 EQUITY INCENTIVE PLAN

     The performance units and stock options granted to executives in 1996, were granted under the 1994 Stock Option and Performance Unit Plan. The Board of Directors is recommending that the stockholders approve the 1997 Equity Incentive Plan which will replace the 1994 plan. In addition to stock options and performance awards, the new plan will allow for additional forms of stock and stock based grants including restricted stock, unrestricted stock and deferred stock to be made to key employees of the Corporation. It will provide the Executive Compensation Committee with additional flexibility in determining performance measures and other terms and conditions of any award under the plan.

TAX LAW

     Section 162(m) of the Internal Revenue Code generally precludes the Corporation from taking federal income tax deductions for compensation in excess of $1,000,000 per year for the Chief Executive Officer and any of its four other highest paid executive officers, if those individuals are employed on the last day of the tax year. Performance-based compensation is not, however, generally subject to the deduction limit, provided certain requirements of Section 162(m) are satisfied. The Committee reviewed all elements of the executive compensation program against the standards for qualifying for the tax deduction. Awards under the 1994 Stock Option and Performance Unit Plan and the Senior Executive Annual Incentive Plan have been designed to qualify as performance-based compensation, with the intended result that the deduction of compensation under these plans, including compensation from the exercise of options or from performance units, would not be affected by the Section 162(m) deduction limits. The new Senior Executive Annual Incentive Plan and the 1997 Equity Incentive Plan, which stockholders are being asked to approve at this year's Annual Meeting, have also been designed to permit qualification of awards as performance-based compensation.
A portion of a bonus earned in 1996 under the State Street Global Advisors Incentive Plan did not qualify for the federal income tax deduction pursuant to Section 162(m).

CONCLUSION

     Through the programs described above, the Corporation's executive compensation is linked directly to the Corporation's performance, growth in stockholder value and each executive's contribution to those results. As the Corporation's business changes, particularly in light of its efforts to expand globally, and with the increasingly competitive and complex business and regulatory environment, the continuing assessment of the compensation structure and goals is required to assure that compensation incentives remain consistent with stockholder interest and closely tied to continuing growth in stockholder value.


                                   Submitted by,

                                   I. MacAllister Booth
                                   Nader F. Darehshori
                                   Charles F. Kaye
                                   Charles R. LaMantia
                                   Bernard W. Reznicek
                                   Robert E. Weissman, Chair
                               15

                     EXECUTIVE COMPENSATION

 Shown below is information concerning the annual and long term compensation paid by the Corporation and its subsidiaries, including the Bank, to the chief executive officer and the four other most highly compensated executive officers of the Corporation (the "Named Executive Officers") for the periods shown.

                           SUMMARY COMPENSATION TABLE
                                                   Long Term Compensation
                                                   ----------------------
                 Annual Compensation                Awards     Payouts

                                                    Securities
Name                                     Other      Underlying
and                                      Annual     Options/    LTIP   All Other
Principal              Salary    Bonus   Compensa-  SARs        Payout Compensa-
Position         Year  ($)       ($)     tion($)    (#)        ($)(1) tion($)(2)
--------         ----  ------    -----  --------   ----------  ------ ----------

Marshall N.
Carter
Chairman and     1996  862,000    640,406    0       150,000   1,772,196   4,750
Chief Executive  1995  750,004    455,627    0         None        0       4,620
Officer          1994  725,004    494,813    0       120,000     985,846   4,620

David A. Spina(3)
President and    1996  606,250    360,113    0        80,000   1,181,464   4,750
Chief Operating  1995  550,003    267,301    0        25,000         0     4,620
Officer          1994  537,503    244,563    0        80,000     684,687   4,620

Nicholas A.
Lopardo (4)      1996  487,500  1,171,313    0        36,000     590,732   4,750
Executive Vice   1995  450,002    957,251    0         None        0       4,620
President        1994  425,002    661,610    0        50,000       0       4,620

A. Edward
Allinson (5)     1996  450,000    323,500    0        30,000     886,098   4,750
Executive Vice   1995  450,002    283,001    0         None         0      4,620
President        1994  450,002    293,250    0        50,000     502,590   4,620

Dale L. Carleton 1996  387,500    191,813    0        36,000     886,098   4,750
Executive Vice   1995  343,752    139,220    0         None         0      4,620
President        1994  312,502    142,188    0        50,000     255,889   4,620

----------------------

(1) Long term compensation payouts reflect performance units earned in accordance with the attainment of performance targets for the 2 year period, 1995-1996, and paid in cash equal to the fair market value of the Corporation's Common Stock at the end of the performance period.

(2)  Reflects the Corporation's contributions to the Salary
     Savings Program in 1996.

(3) Mr. Spina was elected President and Chief Operating Officer on December 21, 1995.

(4) Includes bonuses from the Corporation's Senior Executives Annual Incentive Plan and from the State Street Global Advisors Incentive Plan. Mr. Lopardo also received an award of 44,000 deferred shares of the Corporation's Common Stock in 1996 under the State Street Global Advisors Equity Compensation Plan. In general, such shares will be delivered at the end of 10 years and will vest in 20% installments in years 6 through 10, subject to earlier delivery under certain circumstances.

(5) Includes compensation received by Mr. Allinson of $100,750 in each of the years 1994, 1995 and 1996 as Chairman of Boston Financial Data Services, Inc. which is 50% owned by the Corporation.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                         Potential Realizable
                                                         Value at Assumed
                                                         Annual Rates of Stock
                                                         Price Appreciation
                  Individual Grants                      for Option Term (2)
------------------------------------------------------  ----------------------
(a)              (b)         (c)          (d)     (e)       (f)      (g)
                            Percent
                 Number of  of Total
                 Securities Options/
                 Underlying SARs
                  Options/   Granted to Exercise
                  SARs       Employees  or Base   Expira-
                  Granted    in Fiscal  Price     tion
Name              (#)(1)     Year       ($/Sh)    Date      5%($)     10%($)
-----             --------   --------   --------  -------   -----     -------

Marshall N. Carter 150,000   16.27     63.50   12/18/06   5,990,000  15,180,000

David A. Spina      80,000    8.68     63.50   12/18/06   3,195,000   8,096,000

Nicholas A. Lopardo 36,000    3.90     63.50   12/18/06   1,438,000   3,643,000

A. Edward Allinson  30,000    3.25     63.50   12/18/06   1,198,000   3,036,000

Dale L. Carleton    36,000    3.90     63.50   12/18/06   1,438,000   3,643,000
____________________

(1) Options become exercisable in 33 1/3% installments over a three year period commencing December 19, 1997. No SARS were granted.

(2) Gains are reported net of the option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, as set by the Securities and Exchange Commission. The actual value, if any, that the Named Executive Officer may realize from these options will depend solely on the gain in stock price over the exercise price when the options are exercised.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES
                                        Value of Number      Unexercised
                                        of Securities Under- In-the-Money
                                        lying Unexercised    Options/SARS at
                                        Options/SARs at      December 31, 1996
                                        December 31, 1996(#) ($)(1)
                                        -------------------  ------------------
                  Shares      Value
                  Acquired on Realized  Excer-     Unexer-   Exer-      Unexer-
Name              Exercise(#) ($)(2)    sable      cisable   cisable    cisable
----              ----------- --------  --------   --------  --------   -------

Marshall N.
Carter           113,600   3,630,938   46,400    222,000  1,721,000  2,835,375

David A. Spina    None          0     153,000    148,000  6,445,063  2,280,250

Nicholas A.
Lopardo           None          0     111,422     66,000  5,384,467  1,140,000

A. Edward
Allinson          None          0      60,000     60,000  2,595,000  1,130,625

Dale L. Carleton   8,484     276,033   44,288     66,000  1,877,674  1,140,000

------------------------

(1) Represents the difference between the fair market value of the stock on December 31, 1996 ($65.0625) and the exercise price of the stock options.

(2) Represents the difference between the fair market value of the stock at the time of the exercise and the exercise price of the stock options.

              LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR
 (a)                                (b)                      (c)
                                   Number of                Performance or
                                   Shares, Units            Other Period
                                   or Other                 Until Matura-
Name                               Rights (#)               tion or Payout (1)
---------                          -------------            --------------

Marshall N. Carter                 40,000                   1997-1998

David A. Spina                     25,000                   1997-1998

Nicholas A. Lopardo                12,000                   1997-1998

Dale L. Carleton                   12,000                   1997-1998
------------------------

(1) The performance units are earned based on the Corporation's performance during the performance period. The performance period is two fiscal years, and the last day of the second fiscal year of the performance period is the maturity date. Performance units to the extent earned are payable at maturity in cash equal to the fair market value of the Corporation's Common Stock at the end of the performance period. See Summary Compensation Table, LTIP Payouts, for payments under the plan for the performance period 1995-1996.

          STOCKHOLDER RETURN PERFORMANCE PRESENTATION

   Set forth below is a line graph comparing the cumulative total stockholder return on the Corporation's Common Stock to the cumulative total return of the S&P 500 Index and the S&P Financial Index for the period of five fiscal years which commenced December 31, 1991 and ended December 31, 1996, assuming $100 invested in the Corporation's Common Stock and in each index on December 31, 1991 and assuming reinvestment of dividends. The S&P Financial Index is a publicly available measure of 67 of the Standard & Poor's 500 companies, representing 31 banking companies, 19 insurance companies and 17 financial services companies.







                      [insert graph here]










                  1991       1992        1993       1994       1995       1996
                  ----       ----        ----       ----       ----       ----

State Street
  Boston Corporation
Total Return      $100       $138        $120       $ 93       $149       $217

S&P 500 Index
Total Return       100        108         118        120        165        203

S&P Financial Index
Total Return       100        123         137        132        204        275

                       RETIREMENT BENEFITS

   As of January 1, 1990, the benefit formula under the Corporation's defined benefit plan (the "Retirement Plan") was changed to a cash balance formula. An account balance was established for each participant equal to the then present value of the participant's benefit earned to date. Each year this account balance is increased by interest at a specified rate and a contribution credit equal to a percentage of the participant's base salary for the calendar year exclusive of overtime, bonuses or other extraordinary benefits or allowances. The percents of base salary are 4.0% for the first year of participation increasing to 11.25% for the thirtieth year, and zero thereafter. Employees who were participants on December 31, 1989 will receive the greater of their account balance or the benefit derived from the "grandfathered" formula if the participant retires from the plan. The grandfathered formula, based on 30 years of service, is equal to a benefit of 50% of final average pay minus 50% of the estimated Social Security benefit. For periods of service of less than 30 years, the benefit is reduced pro rata.

   Employees are enrolled in the Retirement Plan following the completion of one year of service and attainment of the age of 21. The normal retirement age is 65, although earlier retirement options are available. The Retirement Plan has a five-year vesting provision, and participants who are vested will receive their account balance or annuity equivalent if they leave the employ of the Corporation or the Bank before retirement.

   Under federal law, an employee's benefits under a qualified retirement plan are limited to certain maximum amounts. On October 1, 1987, the Corporation adopted a supplemental retirement plan, as amended (the "1987 Supplemental Plan") to supplement the benefits under the Retirement Plan by payment of additional retirement benefits out of general funds of the Corporation. Each of the Named Executive Officers is included in the 1987 Supplemental Plan.

   Effective as of January 1, 1995 the Corporation adopted a supplemental defined benefit pension plan (the "1995 Supplemental Plan") to provide certain key employees with retirement benefits and encourage the continued employment of such employees with the Corporation. The 1995 Supplemental Plan provides for the payment of additional annual benefits upon retirement at age 65 (or a proportionately reduced amount in the event of retirement on or after the age of 55 but prior to the age of 65), calculated as a straight life annuity, equal to 50% of such participant's final average earnings (highest average of any 5 consecutive years' earnings, as defined therein, during the last 10 years of employment) less annual benefits paid to such participant from the Retirement Plan, the 1987 Supplemental Plan and other retirement income payable to such participant under other plans of the Corporation or other of the participant's employers. Such benefits are subject to forfeiture in the event that the participant's employment with the Corporation terminates for any reason prior to reaching age 55 or completing 10 full years of employment with the Corporation. In addition, such benefits shall terminate if the participant engages in certain competitive activities within two years of termination. Each of the Named Executive Officers is included in the 1995 Supplemental Plan.

   Under an agreement dated March 5, 1992, Mr. Carter will receive an additional pension contribution as a percent of base compensation calculated as if a contribution had been made to the Retirement Plan of 7.50% in the first year and 3.75% in each of the next 15 years. In addition, the Carter Letter Agreement (as defined below) provides, among other things, that the forfeiture and termination provisions relating to the 1995 Supplemental Plan will be deemed inapplicable in the event that (i) Mr. Carter's employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001 and (ii) he is not eligible for the severance benefits set forth in the change of control arrangements described below. See - "Termination of Employment and Change of Control Arrangements".

   Final average earnings include annual base salary plus any annual cash incentive compensation awards only. As of December 31, 1996, the credited years of service for each of the Named Executive Officers were as follows: Mr. Carter, 4; Mr. Spina, 23; Mr. Lopardo, 8; Mr. Allinson, 12, and Mr. Carleton, 17. Current compensation covered by the Retirement Plan as of December 31, 1996 for each of the Named Executive Officers was as follows: Mr. Carter, $1,205,627; Mr. Spina, $817,301; Mr. Lopardo, $1,332,251; Mr. Allinson, $632,251, and Mr. Carleton, $489,220.

   The estimated annual aggregate benefits (which are not subject to a deduction for Social Security), assuming a single life annuity, payable upon normal retirement under the final average pay formula to the Named Executive Officers assuming each continues to be employed by the Corporation until age 65 at his annual base salary and cash incentive compensation at December 31, 1996 are as follows: Mr. Carter, $602,814; Mr. Spina, $408,651; Mr. Lopardo, $666,126; Mr. Allinson, $314,275, and Mr. Carleton, $244,610.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

   The Corporation has employment agreements with Messrs. Carter, Spina, Lopardo, Allinson and Carleton which become operative following a change of control of the Corporation, as defined in the employment agreements. The employment agreements continue in effect while the executive officers are employed by the Corporation until December 31, 1997 with provision for automatic renewal, and remain in effect for a period of two years after a change of control. If the employment of the executive officers is terminated following a change of control, or if Mr. Carter's or Mr. Spina's employment is terminated voluntarily within thirty days of the six month period following a change of control, or within thirty days of the twelve month period following a change of control for the other Named Executive Officers they would become entitled to various benefits under the employment agreements, including payment of three times the executive officers' base salary and bonus, unless the executive officers' employment were terminated by the Corporation for cause or by the executive officers without good reason as defined in the agreement. If the executive officers had been terminated on December 31, 1996, they would have been entitled to receive the following amounts as severance pay: Mr. Carter, $4,621,218; Mr. Spina, $2,955,339; Mr. Lopardo, $5,013,939; Mr.
Allinson, $2,320,500, and Mr. Carleton, $1,775,439.  The
Corporation will make additional payments in an amount such that after the payment of income and excise taxes, the executive officer will be in the same after tax position as if no excise tax under
Section 4999 of the Internal Revenue Code had been imposed. Each of the outstanding agreements pursuant to which stock options and performance units were granted to Messrs. Carter, Spina, Lopardo, Allinson and Carleton by the Corporation contains provisions for acceleration of stock options and payment of performance units following a change of control. A change of control is defined in the agreements to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of a majority of the Corporation's assets.

   The Corporation entered into a letter agreement with Mr.
Carter (the "Carter Letter Agreement") that provides for severance pay equal to two years' salary and bonus if (i) his employment is terminated for reasons other than voluntary resignation, death or malfeasance before July 23, 2001, and (ii) he is not eligible for the severance benefits set forth in the change in control arrangements described above. In such circumstances, for purposes of determining the amount payable to Mr. Carter pursuant to the 1995 Supplemental Plan (i) the forfeiture and termination provisions described above will be deemed inapplicable, and (ii) the benefits otherwise payable thereunder will be reduced by multiplying such amounts by a fraction, the numerator of which is the number of whole calendar months Mr. Carter was employed by the Corporation and the denominator of which is 120. Such payments shall terminate in the event that Mr. Carter becomes employed by one of the top five master trust or custody banks or one of the top five mutual fund custodians within two years of termination (the "Non-

Competition Clause"). The Carter Letter Agreement also provides that in the event of a change in control of the Corporation and termination of Mr. Carter's employment under circumstances which entitle him to receive a severance payment pursuant to the change in control arrangements described above the 1995 Supplemental Plan will be modified in the manner set forth above (except that the Non-Competition Clause will be inapplicable) and Mr. Carter will be provided with a benefit equivalent in value to that which he would receive had his employment with the Corporation continued an additional three years.

   On December 6, 1996, the Corporation established an Executive Compensation Trust (the "Trust") to provide a source for payments required to be made to participants, including Messrs. Carter, Spina, Lopardo, Allinson and Carleton, under the 1987 Supplemental Plan, the 1995 Supplemental Plan and to Mr. Carter pursuant to the Carter Letter Agreement. The Trust has been partially funded in the amount of $1,000,000. The Trust is revocable until a change of control occurs, at which time it becomes irrevocable. A change of control is defined to include the acquisition of 25% or more of the Corporation's then outstanding stock or other change of control as determined by regulatory authorities, a significant change in the composition of the Board of Directors, merger or consolidation by the Corporation without certain approvals of the Board of Directors, and the sale of a majority of the Corporation's assets.

AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION TO CHANGE THE
                    NAME OF THE CORPORATION

   On December 19, 1996, the Board of Directors approved the submission to the stockholders of an amendment of the Corporation's Restated Articles of Organization to change the name of the Corporation from "State Street Boston Corporation" to "State Street Corporation".

   The Corporation combines information technology with banking, trust, investment management and securities processing capabilities to support the investment strategies of its customers worldwide. The Corporation is a financial services and investment management company with substantial opportunities for growth globally.

   The Corporation has been steadily expanding its operations outside the United States. Today, the Corporation has offices in 16 countries and settles securities in 72 markets. The name of the Corporation has gained distinctive recognition over the years as a financial institution dedicated to its customers' needs.

   The Board believes it is appropriate at this time to adopt
"State Street Corporation" as the name of the Corporation to enhance its image of serving institutional investors worldwide and extend its global reach at the same time that it maintains its ties to the marketplace which it has been serving since 1792.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THIS PROPOSAL TO AMEND THE RESTATED ARTICLES OF ORGANIZATION TO CHANGE THE NAME OF THE CORPORATION TO STATE STREET CORPORATION.
(ITEM 2 ON PROXY CARD)


AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION TO INCREASE
        THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   On December 19, 1996, the Board of Directors approved the submission to the stockholders of an amendment to the Corporation's Restated Articles of Organization to increase the authorized Common Stock of the

Corporation from 112,000,000 shares, $1 par value, to 250,000,000 shares, $1 par value, and authorize the Board to issue from time to time authorized and unissued shares of the Corporation.

   As of February 28, 1997, there were outstanding 80,515,785 shares of Common Stock and 3,098,453 shares were held in the treasury. Of the 31,484,215 authorized and unissued shares on that date, 3,508,028 shares were reserved for issuance pursuant to options granted under the Corporation's stock option plans and for the State Street Global Advisors Equity Compensation Plan, 4,000,000 shares were reserved for the 1997 Equity Incentive Plan, subject to the approval of the plan by the stockholders, and 549,565 shares were reserved for issuance pursuant to the 7 3/4% Convertible Subordinated Debentures due 2008.

   Subject to the approval of the increase in the authorized
Common Stock, the Board of Directors adopted a resolution on February 20, 1997 approving a stock dividend of one share of Common Stock for each outstanding share of Common Stock, together with one Preferred Share Purchase Right as provided in the Rights Agreement dated September 15, 1988, as amended. A stock dividend of one share for each outstanding share of the Corporation's Common Stock will effectuate a two-for-one split of the Common Stock. The Board believes that a split of the Common Stock will tend to broaden the market for the stock, will encourage wider participation in the ownership of the Corporation and, accordingly, will be in the best interests of the Corporation and the stockholders.

   The Indenture of Trust under which the Corporation's 7 3/4% Debentures were issued contains provisions for the adjustment of the number of shares of Common Stock to be issued upon conversion of the debentures, and the Corporation's stock option and stock plans contain anti-dilution provisions following the payment of a stock dividend.

   The Corporation is advised by its counsel that receipt of the stock dividend will not result in any taxable income to stockholders for either federal or Commonwealth of Massachusetts income tax purposes. For purposes of determining gain or loss on subsequent sale, a stockholder's tax basis for each share presently owned will be apportioned one-half to each share now owned and one-half to each share to be received in connection with the proposed stock dividend.

   If the proposed amendment to the Restated Articles of Organization is approved by the stockholders, the close of business on April 30, 1997 will be the record date for the determination of stockholders entitled to receive distribution of the stock dividend. On or about May 30, 1997, there will be mailed to each stockholder a new certificate or certificates for one share of Common Stock for each share held of record on April 30, 1997.

   The additional shares of Common Stock to be authorized by the amendment will be identical to the shares of Common Stock now authorized and outstanding and will carry Preferred Share Purchase Rights. The increase in authorized shares will not affect the terms or the rights of holders of existing shares of Common Stock. Depending on the circumstances, any subsequent issuance of Common Stock could have a dilutive effect on existing stockholders by decreasing the percentage ownership in the Corporation (for voting, distributions and other purposes) represented by existing shares of Common Stock. Holders of Common Stock have no preemptive rights.

   The additional shares of Common Stock as well as the previously authorized Preferred Stock, the employment, stock option and performance unit agreements discussed above, the Rights Agreement and certain provisions of the By-laws establishing procedures for stockholders to bring proposals or nominations before stockholders' meetings, the classified Board, restrictions on the calling of special stockholder meetings and stockholder action by written consent could, under some circumstances, be used to make a change in control of the

Corporation more difficult On September 15, 1988, the Board of Directors established a Rights Agreement (subsequently amended as of September 20, 1990) and pursuant thereto declared a dividend of one preferred share purchase right for each outstanding share of Common Stock. Under certain conditions, a right may be exercised to purchase one two-hundredth share of a new series of participating preferred stock at an exercise price of $75, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 20% or more of the Corporation's Common Stock or after commencement or public announcement of an offer for 20% or more of the Corporation's Common Stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of Common Stock of either the Corporation or of the acquiror having a market value of two times the then current exercise price of the right.

   The Board of Directors believes that it is advisable to have the authorized shares of Common Stock in excess of those shares outstanding (including, if authorized, the additional Common Stock provided for in this proposal) available for general corporate purposes, such as financings, acquisitions, stock splits, stock dividends and the employee benefit plans. The continued availability of shares of Common Stock provides the Corporation with the flexibility to take advantage of various opportunities as they arise.

   Except for the Common Stock dividend authorized by the Board of Directors, the Corporation has no immediate plans to issue additional shares of Preferred Stock or Common Stock, the Board of Directors would have sole discretion to issue uncommitted shares of Common Stock from time to time for any corporate purpose, including in reaction to any unsolicited acquisition proposal, without further action by the stockholders subject to requirements of corporate law and the New York Stock Exchange and other exchanges on which the Corporation's Common Stock is listed. The Board is also authorized to issue shares of Preferred Stock without stockholder approval and any Preferred Stock issued would be senior to Common Stock with respect to dividends, liquidation rights and/or other attributes.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR THIS PROPOSAL TO AMEND THE RESTATED ARTICLES OF ORGANIZATION TO PROVIDE FOR AN INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF THE CORPORATION'S COMMON STOCK FROM 112,000,000 TO 250,000,000 AND TO AUTHORIZE THE ISSUANCE OF AUTHORIZED AND UNISSUED SHARES OF THE CORPORATION FROM TIME TO TIME BY THE BOARD OF DIRECTORS. (ITEM 3 ON PROXY CARD)

    APPROVAL OF THE SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

   The Executive Compensation Committee (the "Committee") and the Board of Directors have approved and recommend for stockholder approval the Senior Executive Annual Incentive Plan (the "Annual Incentive Plan"). The Annual Incentive Plan provides additional incentive to senior executives to achieve targeted levels of achievement. The Annual Incentive Plan is intended as a successor plan to the incentive plans for senior executives previously approved by the stockholders to provide more flexibility to the Committee to help achieve the Corporation's goal of being the leading servicer of institutional investors worldwide. Principal changes include additional performance goals, an increase in the maximum award level, and a provision that a portion of any payments made under the Annual Incentive Plan may be made in stock of the Corporation.

   Stockholders are being asked to approve the Annual Incentive Plan so that compensation under the Annual Incentive Plan may be deductible by the Corporation under Section 162(m) of the Internal Revenue Code. For a more complete discussion of Section 162(m), see the Report of the Executive Compensation Committee at page 14. Approval by stockholders of the Annual Incentive Plan and certification by the Committee that targeted performance has been achieved are each a condition to the rights of senior executives to receive any benefits under the Annual Incentive Plan.

   The following is a description of the Annual Incentive Plan:

   ELIGIBLE PARTICIPANTS

   The Chief Executive Officer, the President and such other key executives as the Committee may designate participate in the Annual Incentive Plan. To receive an award with respect to a calendar year, a participant must generally be an employee of the Corporation, or one of its subsidiaries, on December 31 of such year. If, however, an individual is no longer an employee of the Corporation or one of its subsidiaries at the time awards are approved by the Committee, the Committee in its discretion may cause any award otherwise payable under the terms of the Annual Incentive Plan to be forfeited. The Corporation has approximately 19 executives who are eligible to participate.

   PERFORMANCE GOALS

   Corporate achievement of performance goals determines whether, and the extent to which, a participant earns his or her award. The goals are based on any combination of: earnings per share, return on equity, total stockholder return, revenue growth, operating leverage and market share. No payments under an award will be made under the Annual Incentive Plan unless the performance goals are met or exceeded.

   AWARDS

   The Committee may provide for varying levels of payment under an award depending on whether performance goals have been met or exceeded. No more than $2,500,000 shall be payable under an award to any one individual for any award year. All payments shall be made in cash except that the Committee may provide that a certain portion of the payment be made in stock of the Corporation issued pursuant to the 1997 Equity Incentive Plan which the stockholders are also being asked to approve at the Annual Meeting. A participant may elect to have all or a portion of an award deferred under deferral rules which may be established by the Committee.

   All awards will be made only after certification by the Committee that the performance goals have been achieved.

   ADMINISTRATION

   The Committee has complete discretion to construe and administer the Annual Incentive Plan and to determine eligibility to participate, the performance goals, achievement of the performance goals, the amount of payment to be made under an award and to do everything else necessary to carry out the Annual
Incentive Plan.

   AMENDMENT AND TERMINATION

   The Committee may amend the Annual Incentive Plan or the awards, provided that any amendments must be consistent with qualification under Section 162(m). The Committee may terminate the Annual Incentive Plan at any time.

   Messrs. Carter, Spina, Lopardo and Carleton and additional executive officers have been designated as participants in the Annual Incentive Plan for 1997. The awards which would be payable in the future under the Annual Incentive Plan cannot be determined because the payment of such awards would be contingent upon attainment of the pre-established performance goals and the actual award may reflect exercise of the Committee's discretion to reduce the award otherwise payable upon achievement of the performance goals. For a description of and amounts paid under the Senior Executive Annual Incentive Plan for 1996, see the Annual Bonuses section of the Report of the Executive Compensation Committee and the Summary Compensation Table.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR ADOPTION OF THE SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN.  (ITEM
4 ON PROXY CARD)


            APPROVAL OF THE 1997 EQUITY INCENTIVE PLAN

   On December 19, 1996, the Board of Directors of the
Corporation adopted the 1997 Equity Incentive Plan (the "1997 Plan") and recommended its approval by the stockholders. The 1997 Plan is designed to advance the interests of the Corporation and its stockholders by granting key employees of the Corporation and its subsidiaries, non-employee directors and other key persons, stock and stock-based awards (collectively, the "Awards"), including stock options; restricted and unrestricted stock; rights to receive cash or stock in connection with achievement of performance goals ("Performance Awards"); tax-offset payments, or rights to receive cash or stock in respect of increases in the value of the Common Stock ("SARs"). The Board believes that the Corporation's stock option plans have contributed to the progress of the Corporation by providing incentives to persons key to its success. Intense competition among business firms for executives and other key persons makes it important for the Corporation to maintain an effective compensation program in order to continue to attract, motivate, and retain persons necessary to further the Corporation's growth. Competing compensation programs of other companies make it important that the Corporation's program continues and has maximum flexibility. The Board believes that the 1997 Plan will assist the Corporation in meeting the competitive situation created by the varied compensation programs of other companies. The 1997 Plan is intended to replace the 1994 Stock Option and Performance Unit Plan, and upon approval of the 1997 Plan no additional grants will be made under the existing plan.

   The following is a summary of the principal features of the 1997 Plan. This summary is qualified in its entirety by the complete text of the 1997 Plan as set forth in Exhibit A of this proxy statement.

SUMMARY OF THE 1997 PLAN

   ADMINISTRATION; ELIGIBLE PERSONS. The 1997 Plan is administered by a Committee of the Board of Directors (which currently is the Executive Compensation Committee) consisting of no fewer than two directors. During such times as the Common Stock is regulated under the Securities Exchange Act of 1934 (the "1934 Act") (and except as the Board otherwise determines), all members of the Committee shall be "non-employee" directors within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" as that term is used in Section 162(m) of the Internal Revenue Code. All members of the Committee serve at the pleasure of the Board of Directors.

   The Committee has full power, subject to the 1997 Plan, to grant awards at such time or times as it chooses, determine the size, type, and terms of any award, waive compliance with award terms, and amend, cancel, and regrant awards (except that persons eligible to participate in the 1997 Plan will be those key employees of the Corporation and its subsidiaries and other key persons or entities, including non-employee directors, who are in a position to make significant contributions to the success of the Corporation and its subsidiaries, as selected from time to time by the Committee.) Approximately 700 persons are eligible to participate in the 1997 Plan.

   SHARES SUBJECT TO THE 1997 PLAN. Under the 1997 Plan, an aggregate of 4,000,000 shares of Common Stock of the Corporation is authorized for issuance. The maximum number of shares for which any individual may be granted options or stock appreciation rights under the 1997 Plan during a calendar year is in each case 400,000. The maximum number of shares (or their equivalent fair market value in cash) that may be delivered to any individual under performance awards made under the 1997 Plan is 250,000. (The 4,000,000, 400,000, and 250,000 amounts are subject to adjustment upon certain occurrences.) The maximum number of shares of Restricted Stock that may be delivered under the Plan will not exceed 40% of the total number of shares authorized for issuance. No Awards may be made under the 1997 Plan after December 18, 2006.

   STOCK OPTIONS. The 1997 Plan permits the granting of stock options that qualify as incentive stock options under Section 422(b) of the Internal Revenue Code ("incentive options" or "ISOs") and stock options that do not so qualify ("nonstatutory options"). The option exercise price of each option shall be determined by the Committee in its discretion but may not be less than the fair market value of the Common Stock on the date the option is granted.

   The term of each option will be fixed by the Committee but may not exceed 10 years from the date of grant. On February 28, 1997, the closing price of the Common Stock on the New York Stock
Exchange, as reported in The Wall Street Journal, was $80.375.

   The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

   The option exercise price of options granted under the 1997
Plan must be paid in cash or, if the Committee so determines, by delivery of shares of unrestricted Common Stock (including by attestation of ownership), by delivery of an unconditional broker's undertaking to deliver the exercise price, or a combination of such methods of payment.

   In the event of termination of employment by reason of retirement permitted by a retirement plan, disability, or death, except as the Committee may otherwise determine, an option may thereafter be exercised in accordance with its terms for a period ending one year after the last installment of the option becomes exercisable or one year following retirement, death, or disability, if later, subject to the stated term of the option.

   If an optionee terminates employment for any reason other than retirement permitted by a retirement plan, disability, or death, or if a service relationship of a participant other than an employee terminates for any reason, except as the Committee may otherwise determine, his or her options will remain exercisable, to the extent then exercisable, for three months (or if the participant dies within such 3-month period, for one year) following termination, subject to the stated term of the option.

   STOCK APPRECIATION RIGHTS. The Committee may also grant stock appreciation rights entitling the holder upon exercise to receive an amount in any combination of cash or shares of Common Stock (as determined by the Committee), measured in whole or in part by reference to the appreciation since the date of grant in the value of the shares of Common Stock covered by such right. Stock appreciation rights may be granted separately from or in tandem with the grant of an option. Each tandem stock appreciation right terminates upon the termination or exercise of any accompanying option.

   In addition to stock appreciation rights exercisable at the discretion of the holder, the Committee may also determine in its sole discretion that, if so requested by an option holder, the Corporation will pay the optionee, in cancellation of the related option, any combination of cash or Common Stock, equal to the difference between the fair market value of the shares covered by the option and the exercise price.

   Based on current accounting and reporting standards, there would be a charge to earnings with respect to any stock appreciation rights which have been granted, based upon the amount of appreciation, if any, in the market value of the shares covered under the rights, and there would be a credit to earnings, to the extent of previously recognized charges for appreciation, for decline in the market value of such shares. Based on current accounting and reporting standards, applicable charges and credits would commence with the granting of stock appreciation rights, based on market appreciation or depreciation and would continue to be recorded quarterly until the exercise, surrender, or termination of the rights.

   RESTRICTED STOCK AND UNRESTRICTED STOCK. The Committee may also award shares of Common Stock subject to such conditions and restrictions as the Committee may determine ("Restricted Stock"). The Committee may require that recipients of Restricted Stock enter into a Restricted Stock Award agreement with the Corporation setting forth the terms and conditions of the Award, or may establish the terms and conditions of the Award in some other manner. The Committee may at any time waive the restrictions and conditions applicable to a Restricted Stock Award. Shares of Restricted Stock are non-transferable and except as otherwise provided by the Committee, if a participant who holds shares of Restricted Stock terminates employment for any reason other than death or disability prior to the lapse or waiver of the restrictions, the Corporation will have the right to require the forfeiture or repurchase of the shares in exchange for the amount, if any, which the participant paid for them. Except as determined by the Committee, Restricted Stock will vest (i.e., become free of restrictions under the 1997 Plan) in the event of death or disability. Prior to the lapse of restrictions on shares of Restricted Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to Restricted Stock.

   The Committee may also grant shares (for a purchase price not less than par value) which are free from any restrictions under the 1997 Plan ("Unrestricted Stock"). Unrestricted Stock could be issued in recognition of past services or in other circumstances where the Committee determines the grant to be in the best interests of the Corporation.

   Restricted Stock or Unrestricted Stock may be issued under the 1997 Plan in payment of Awards under the Annual Incentive Plan described above.

   DEFERRED STOCK. The Committee may also make Deferred Stock awards under the 1997 Plan entitling the recipient to receive shares of Common Stock in one or more installments at a future date or dates, as determined by the Committee. Receipt of Deferred Stock may be conditioned on such matters as the Committee shall determine, subject to acceleration in the Committee's discretion. Except as otherwise determined by the Committee all such rights to which a participant is not irrevocably entitled will terminate upon the participant's termination of employment.

   PERFORMANCE AWARDS. The Committee may also award Performance Awards entitling the recipient to receive shares of Common Stock or cash in such combinations as the Committee may determine, up to a maximum of 250,000 shares (or their equivalent value in cash) to any individual over the life of the 1997 Plan. Payment of the Performance Award may be conditioned on achievement of individual, corporate, departmental or other performance goals and will be subject to such other conditions as the Committee shall determine. Except as otherwise determined by the Committee, rights under a Performance Award will terminate upon a participant's termination of employment.

   Performance Awards under the 1997 Plan that are intended to qualify as performance-based compensation under Section 162(m)(4)(C) of the Internal Revenue Code ("exempt awards") must provide for payment solely
                                28
upon attainment of one or more objectively determinable performance goals established by the Committee (in accordance with the rules under Section 162(m) of the Internal Revenue Code) based on one or more of the following performance criteria: (i) return on equity,
(ii) earnings per share, (iii) the Corporation's total stockholder return during the performance period compared to the total stockholder return of a generally recognized market reference (e.g., the S&P 500 or the S&P Financial Index), (iv) revenue growth, (v) operating leverage, or (vi) market share. To the extent consistent with the exemption rules under Section 162(m) of the Internal Revenue Code, the Committee may provide that performance goals will be adjusted to eliminate the effect of extraordinary items (as determined in accordance with generally accepted accounting principles) or changes in the Common Stock by reason of a stock dividend, stock split, extraordinary dividend or similar event.

   SUPPLEMENTAL GRANTS. In connection with Awards under the 1997 Plan, the Committee may at any time grant to a participant the right to receive a cash payment in up to the amount estimated to be necessary to cover federal, state, and local income taxes with respect to such Award and with respect to the cash payment itself.

   ADJUSTMENTS FOR STOCK DIVIDENDS, MERGERS, ETC. The Committee is required to make appropriate adjustments in connection with outstanding Awards to reflect stock dividends, stock splits, and similar events, including distributions to stockholders other than normal cash dividends. In the event of a merger, acquisition, disposition, or similar corporate transaction or a material change in law or accounting principles or practices, the Committee in its discretion may also provide for appropriate adjustments. No adjustments will be made to the extent they would adversely affect the ISO of Section 162(m) qualification or Awards.

   Except as provided by the Committee at time of grant, in the event of a consolidation or merger in which the Corporation is not the surviving corporation or which results in the acquisition of substantially all of the outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all of the Corporation's assets or a dissolution or liquidation of the Corporation, unvested Awards and Awards not yet exercisable will be forfeited unless the Committee makes the Award vested and free of restrictions (and exercisable, if the Award requires exercise) or, in the case of a participant who will be employed by or otherwise providing services to a surviving or acquiring entity, provide for assumption of the Award by such entity or for the grant of a substitute Award. In all events, in the event of a "Change of Control" (as defined in the 1997 Plan) of the Corporation, options and SARs shall become exercisable, Restricted Stock shall vest, and holders of Performance Awards shall be entitled to a cash payment in such amount as shall be specified in the Award. After such a Change of Control, options and SARs shall remain exercisable following a termination of employment or other service relationship (other than in the event of death, retirement or disability) for seven months or until the expiration of the original term of the Award if earlier. Neither the Committee nor the Board may impose additional conditions on exercise or otherwise amend an Award without the holder's written consent. Stock may be substituted for cash in certain circumstances where cash payments would result in adverse accounting treatment.

   CERTAIN TAX PAYMENTS. The Corporation will withhold applicable taxes from any cash payment made pursuant to an Award. In the case of Awards involving Common Stock, the Committee may require the participant to remit an amount equal to the required tax withholding or make other arrangements satisfactory to the Committee for the payment of such taxes. The Committee may permit shares to be withheld from an Award, or may permit the participant to deliver shares, with a value equal to the required withholding. In the case of an ISO, the Committee may require that the participant agree to provide for withholding taxes if a withholding obligation arises at time of exercise or in the future.

   TRANSFERABILITY OF AWARDS.  In general, Awards under the 1997
Plan are nontransferable except in the event of death. However, the Committee in its discretion may permit transfers to other persons or entities.

   NONCOMPETITION, ETC. The Committee may provide in connection with any Award that the participant's rights to enjoyment of the Award or to any cash or Common Stock deliverable under the Award be conditioned upon the participant's agreeing (on terms determined by the Committee) not to compete with the Corporation and its subsidiaries, not to disclose confidential information, and not to solicit employees, advisors or business from the Corporation and its subsidiaries.

   AMENDMENT AND TERMINATION. The Committee may at any time amend or discontinue the 1997 Plan or amend Awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action shall adversely affect any rights under outstanding awards without the holder's consent. Moreover, any amendment requiring stockholder approval for purposes of satisfying any then-applicable incentive stock option rules or Section 162(m) rules shall be subject to such stockholder approval to the extent then required.

FEDERAL INCOME TAX CONSEQUENCES

   The Corporation is advised that under the federal income tax laws as now in effect, the income tax consequences associated with stock options awarded under the 1997 Plan are, in summary, as follows:

   INCENTIVE OPTIONS. No ordinary taxable income is realized by the optionee upon the grant or exercise of an ISO. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the transfer of such shares to the optionee, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss allowed for tax purposes will be long-term capital loss, and (b) no deduction will be allowed to the Corporation. The exercise of an ISO will, however, increase the optionee's alternative minimum taxable income and may result in alternative minimum tax liability for the optionee.

   If shares of Common Stock acquired upon the exercise of an ISO are disposed of by the optionee prior to the expiration of the two-year or one-year holding periods described above (a "disqualifying disposition"), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess
(if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Corporation will be entitled to deduct such amount. Any further gain recognized will be taxed as short-term or long-term capital gain and will not result in any deduction by the Company. Special rules may apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock. A disqualifying disposition will eliminate the alternative minimum taxable income adjustment associated with the exercise of the ISO if it occurs in the same calendar year as the year in which the adjustment occurred.

   If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonstatutory option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment, in the case of termination by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee. Options otherwise qualifying as ISOs will also be treated for federal income tax purposes as nonstatutory options to the extent they (together with other ISOs held by the optionee) first become exercisable in any calendar year for shares having a fair market value, determined at the time of the option grant, exceeding $100,000.

   NONSTATUTORY OPTIONS. With respect to nonstatutory options under the 1997 Plan, no income is realized by the optionee at the time the option is granted. Generally, (a) at exercise, ordinary income, subject (in the case of options granted to an employee) to withholding, is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and a corresponding deduction will be available to the Corporation, and (b) any gain or loss recognized upon a later sale is treated as capital gain or loss, either short-term or long-term depending on the applicable holding period for the sale.

   CERTAIN LIMITATIONS. Section 162(m) of the Internal Revenue Code limits to $1 million the deduction a public corporation may claim for remuneration paid to any of its five top officers, subject to a number of exceptions and special rules. Eligible performance-based compensation is exempt from this limit. The Corporation intends that compensation associated with the exercise of stock options (and stock appreciation rights) awarded under the 1997 Plan will qualify for this performance-based exemption.

   The Internal Revenue Code also limits the amount of compensation that may be paid without penalty in connection with a change in control. In general, if the total of an individual's change-in-control related compensation equals or exceeds three times his or her average annual taxable compensation (determined, in general, over the five calendar year period preceding the calendar year in which the change in control occurs), change-in-control related payments in excess of that annual average are nondeductible and subject to an additional 20% tax. In making this determination, some portion or all of the value of options and other awards granted or accelerated in connection with a change in control may be required to be taken into account.

   The foregoing discussion is provided for the information of stockholders and does not purport to be a complete description of the federal tax consequences in respect of option transactions under the 1997 Plan, nor does it describe state or local tax consequences.

GRANTS UNDER THE 1997 PLAN

   The table below sets forth information with respect to Awards granted on December 19, 1996 and February 20, 1997 under the 1997 Plan to one executive officer not named in the Compensation Table and to other nonexecutive officers as a group. All of the Awards are conditioned upon stockholder approval of the 1997 Plan.

       NEW PLAN BENEFITS UNDER 1997 EQUITY INCENTIVE PLAN
NAME AND              STOCK          PERFORMANCE    RESTRICTED
POSITION              OPTIONS(#)(1)  AWARDS(#)(2)   STOCK(#)(3)
-------------         -------------  -----------    ----------

Executive Group        10,000         4,000           1,000
Non-Executive Officer  30,000         5,000          83,250
   Employee Group

(1) Stock options covering 40,000 shares of Common Stock were granted to 4 officers at the higher of the price of the Common Stock on February 20, 1997 or April 1, 1997 to vest in 33 1/3% installments over a three year period.

(2) Performance Awards totalling 9,000 Awards were granted to 4 officers under the same terms and conditions as set forth in the table on page 18.

(3) Shares of Restricted Stock totalling 84,250 shares were granted to 45 officers which generally vest in 33 1/3% installments over a three year period, except for the 1,000-share grant which vests in one year, commencing April 16, 1997.

   Except as described in the preceding paragraph, no determination has been made as to which individuals may in the future receive Awards under the 1997 Plan, the number of Awards, up to a maximum unit provided in the 1997 Plan, to be covered by any such Awards to a single individual, or as to the number of individuals to whom such Awards will be granted.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
FOR ADOPTION OF THE 1997 EQUITY INCENTIVE PLAN.  (ITEM 5 ON PROXY
CARD)


                          VOTE REQUIRED

   Consistent with state law and under the Corporation's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Corporation to act as tellers for the meeting.

   The six nominees for election as directors at the Annual
Meeting who receive a plurality of the votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of all shares outstanding and entitled to vote is required to approve Items 2 and 3 of the accompanying Notice of 1997 Annual Meeting of Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote is necessary to approve the action proposed in Items 4 and 5 of the accompanying Notice of 1997 Annual Meeting of Stockholders, although in order to list the shares issuable under Item 5 on the New York Stock Exchange, the total votes cast on Item 5 must represent over 50% in interest of all shares entitled to vote on the Item.

   The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Abstentions, withheld votes and broker non-votes will not be counted as votes cast and will have the effect of a vote against Items 2, 3, 4 and 5.

   In the event that sufficient votes in favor of the proposals set forth in Items 2, 3, 4 or 5 of the Notice of 1997 Annual Meeting of Stockholders are not received by the time of the meeting or any adjournment thereof, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies with respect to the proposal. Any such adjournment will require the affirmative vote of the majority of the shares voted on the question in person or by proxy at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal in the event that such persons believe that further solicitation of proxies will result in approval of the proposal. They will vote against any such adjournment those proxies required to be voted against the proposal and will not vote any proxies that direct them to abstain from voting on the proposal.

              RELATIONSHIP WITH INDEPENDENT AUDITORS

   The Board of Directors, upon the recommendation of the Examining and Audit Committee, has selected Ernst & Young LLP as independent auditors for the Corporation for the year ending December 31, 1997. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

            PROPOSALS AND NOMINATIONS BY STOCKHOLDERS

   Stockholders who wish to present proposals at the 1998 Annual Meeting of Stockholders for inclusion in the Corporation's proxy material for that meeting must submit such proposals to the Secretary of the Corporation on or before November 11, 1997 for inclusion in the proxy materials circulated by the Board of Directors relating to the 1998 Annual Meeting.

   Pursuant to the By-laws of the Corporation, proposals of business and nominations for directors other than those to be included in the Corporation's proxy statement and form of proxy may be made by stockholders of record entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the By-laws. Except as noted below, to be timely a notice with respect to the 1998 Annual Meeting must be delivered to the Secretary of the Corporation no earlier than January 16, 1998 and no later than February 15, 1998 unless the date of the 1998 Annual Meeting is advanced by more than thirty
(30) days or delayed by more than sixty (60) days from the anniversary date of the 1997 Annual Meeting in which event the By-laws provide different notice requirements. In the event the Board of Directors nominates a New Nominee (as defined) a stockholder's notice shall be considered timely if delivered not later than the 10th day following the date on which public announcement (as defined) is first made of the election or nomination of such New Nominee. Any proposal of business or nomination should be mailed to: Secretary, State Street Boston Corporation, 225 Franklin Street, Boston, Massachusetts 02110.

                         OTHER MATTERS

   The Board of Directors does not know of any other matters which may be presented for action at the meeting. Should any other business come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxies in accordance with their best judgment.

   The Board of Directors would like to have you attend the meeting in person. Please, however, mark, date, sign and return the enclosed proxy as promptly as possible in any event. If you attend the meeting, you may nonetheless vote in person by ballot if you desire.




March 11, 1997

                                                     EXHIBIT A

                STATE STREET BOSTON CORPORATION
                    1997 EQUITY INCENTIVE PLAN

1. PURPOSE

   The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of State Street Boston Corporation (the "Company") and its subsidiaries by enhancing their ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

   The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, or Supplemental Grants, or combinations thereof, all as more fully described below.

2. ADMINISTRATION

   Unless otherwise determined by the Board of Directors of the Company (the "Board"), the Plan will be administered by a Committee of the Board designated for such purpose (the "Committee"). The Committee shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. During such times as the Stock is registered under the Securities Exchange Act of 1934 (the "1934 Act"), except as the Board may otherwise determine, all members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3 promulgated under the 1934 Act and "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the "Code").

  The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a holder of an Award with any obligations to be performed by such holder under an Award and waive any terms or conditions of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another Award in its place on such terms and conditions as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants (as defined below), and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.

3. EFFECTIVE DATE AND TERM OF PLAN

   The Plan will become effective on the date on which it is approved by the stockholders of the Company. Awards may be made prior to such stockholder approval if made subject thereto. No Award may be granted under the Plan after December 18, 2006, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

   Subject to adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 4,000,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

   Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted to any Participant in any one calendar year is 400,000, which limitation shall be construed and applied consistently with the rules under Section 162(m) of the Internal Revenue Code. The maximum number of shares of Restricted Stock that may be delivered under the Plan shall not exceed 40% of the total number of shares authorized for issuance.

   Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

5. ELIGIBILITY AND PARTICIPATION

   Each key employee of the Company or any of its subsidiaries
(an "Employee") and each other person or entity (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, is in a position to make a significant contribution to the success of the Company or its subsidiaries will be eligible to receive Awards under the Plan (each such Employee, person or entity receiving an Award, "a Participant"). A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. TYPES OF AWARDS

   6.1.      OPTIONS

   (a) Nature of Options. An Option is an Award giving the recipient the right on exercise thereof to purchase Stock.

   Both "incentive stock options," as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not ISOs, may be granted under the Plan. ISOs shall be awarded only to Employees. An Option awarded under the Plan shall be a non-ISO unless it is expressly designated as an ISO at time of grant.

   (b) Exercise Price. The exercise price of an Option will be determined by the Committee subject to the following:

        (1) The exercise price of an Option shall not be less than 100% of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted.

        (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

   (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

   (d) Exercise of Options. An Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised. Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

   (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the Committee at or after the grant of the Option or by the instrument evidencing the Option, (i) through the delivery (including by attestation of ownership) of shares of Stock which have been outstanding for at least six months (unless the Committee approves a shorter period) and which have a fair market value equal to the exercise price,
(ii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iii) by any combination of the foregoing permissible forms of payment.

   (f) Discretionary Payments. If (i) the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section
6.2 below) exceeds the exercise price of the Option at the time of its exercise, and (ii) the person exercising the Option so requests the Committee in writing, the Committee may in its sole discretion cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid.

   6.2.      STOCK APPRECIATION RIGHTS.

   (a)  Nature of Stock Appreciation Rights.  A Stock
Appreciation Right or SAR is an Award entitling the holder on exercise to receive an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Stock. SARs may be based solely on appreciation in the fair market value of Stock or on a comparison of such appreciation with some other measure of market growth such as (but not limited to) appreciation in a recognized market index. The date as of which such appreciation or other measure is determined shall be the exercise date unless another date is specified by the Committee.

   (b)  Grant of Stock Appreciation Rights.  Stock Appreciation
Rights may be granted in tandem with, or independently of, Options granted under the Plan.

        (1) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, (a) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option; (b) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (c) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (d) the Stock Appreciation Right will be transferable only with the related Option.

        (2) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

   Any exercise of a Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

   6.3.      RESTRICTED AND UNRESTRICTED STOCK.

   (a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock in such amounts and upon such terms and conditions as the Committee shall determine subject to the restrictions described below.

   (b) Restricted Stock Agreement. The Committee may require, as a condition to an Award, that a recipient of a Restricted Stock Award enter into a Restricted Stock Award Agreement, setting forth the terms and conditions of the Award. In lieu of a Restricted Stock Award Agreement, the Committee may provide the terms and conditions of an Award in a notice to the Participant of the Award, on the Stock certificate representing the Restricted Stock, in the resolution approving the Award, or in such other manner as it deems appropriate.

   (c) Transferability and Other Restrictions. Except as otherwise provided in this Section 6.3, the shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period or periods established by the Committee and the satisfaction of any other conditions or restrictions established by the Committee (such period during which a share of Restricted Stock is subject to such restrictions and conditions is referred to as the "Restricted Period").

   Except as the Committee may otherwise determine under Section
7.1 or Section 7.2 below, if a Participant retires or suffers a Status Change (as defined at Section 7.2(a) below) for any reason during the Restricted Period, the Company may purchase the shares of Restricted Stock subject to such restrictions and conditions for the amount of cash paid by the Participant for such shares; provided, that if no cash was paid by the Participant such shares of Restricted Stock shall be automatically forfeited to the Company without consideration.

   During the Restricted Period with respect to any shares of Restricted Stock, the Company shall have the right to retain in the Company's possession the certificate or certificates representing such shares.

   (d) Removal of Restrictions. Except as otherwise provided in this Section 6.3, a share of Restricted Stock covered by a Restricted Stock grant shall become freely transferable by the Participant upon completion of the Restricted Period, including the passage of any applicable period of time and satisfaction of any conditions to vesting. The Committee, in its sole discretion, shall have the right at any time to waive all or any part of the restrictions and conditions with regard to all or any part of the shares held by any Participant.

   (e) Voting Rights, Dividends and Other Distributions. During the Restricted Period, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights and shall receive all regular cash dividends paid with respect to such shares. Except as the Committee shall otherwise determine, any other cash dividends and other distributions paid to Participants with respect to shares of Restricted Stock including any dividends and distributions paid in shares shall be subject to the same restrictions and conditions as the shares of Restricted Stock with respect to which they were paid.

   (f) Unrestricted Stock. The Committee may, in its sole discretion, sell to any Participant shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

   (g) Notice of Section 83(b) Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of filing such election with the Internal Revenue Service.

   (h) Shares delivered under Senior Executive Annual Incentive Plan. In the case of an award under the Company's Senior Executive Annual Incentive Plan which is payable in shares of Stock, the holder of such award shall be deemed a Participant hereunder and any such Shares shall be treated as having been sold to the Participant as Unrestricted Stock or Restricted Stock hereunder (or as Deferred Stock under Section 6.4, if delivery is deferred) for a price equal to the cash payment under the award in lieu of which the Stock is being delivered under the Award.

   6.4. DEFERRED STOCK.

   A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this
Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

   6.5. PERFORMANCE AWARDS; PERFORMANCE GOALS.

   (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) subject to the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance established by the Committee. The Committee will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

   (b) Other Awards Subject to Performance Condition. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that performance goals be met prior to the Participant's realization of any vesting, payment or benefit under the Award.
Any such Award made subject to the achievement of performance goals (other than an Option or SAR granted with an exercise price not less than fair market value) shall be treated as a Performance Award for purposes of Section 6.5(c) below. However, an award under the Company's Senior Executive Annual Incentive Plan shall not be considered a Performance Award for purposes of this Plan.

   (c) Limitations and Special Rules. No more than an aggregate of 250,000 shares of Stock (or their equivalent fair market value in cash) may be delivered to any Participant under Performance Awards made from and after the effective date of the Plan and prior to December 19, 2006. In the case of any Performance Award intended to qualify for the performance-based remuneration exception described at Section 162(m)(4)(C) of the Code and the regulations thereunder (an "exempt award"), the Committee shall in writing preestablish one or more specific, objectively determinable performance goal or goals (based solely on one or more qualified performance criteria) no later than ninety (90) days after the commencement of the period of service to which the performance relates (the "performance period") (or at such other time as is required to satisfy the conditions of Section 162(m)(4)(C) of the Code and the regulations thereunder). For purposes of the preceding sentence, a qualified performance criterion is any of the following determined (to the extent relevant) on either a consolidated or business-unit basis: (i) return on equity,
(ii) earnings per share, (iii) the Company's total shareholder return during the performance period compared to the total shareholder return of a generally recognized market reference (e.g., the S & P 500 or the S & P Financial Index); (iv) revenue growth; (v) operating leverage; or (vi) market share. To the extent consistent with qualification of an exempt award under
Section 162(m)(4)(C) of the Code and the regulations thereunder, the Committee may provide that performance goals be adjusted in order to eliminate the effect of extraordinary items (as determined in accordance with generally accepted accounting principles) or changes in the Stock by reason of an event described in Section 8.6(a).

   6.6. SUPPLEMENTAL GRANTS.

   In connection with any Award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any Federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs or is expected to incur Federal income tax liability with respect to the Award.

7. EVENTS AFFECTING OUTSTANDING AWARDS

   7.1. DEATH, RETIREMENT OR DISABILITY.

   If the employment of an Employee Participant terminates by reason of death, retirement at or after the normal or early retirement age under any retirement plan or supplemental retirement agreement maintained by the Company or any subsidiary ("retirement"), or disability as determined (subject to such additional rules as the Committee may prescribe) in accordance with the long term disability plan of the Company and its subsidiaries covering the Participant or, if there is no such plan, in accordance with a determination of disability by the Social Security Administration ("disability"), the following will apply except as the Committee may otherwise determine:

   (a) All Options and Stock Appreciation Rights held by the Participant or a transferee immediately prior to such termination of employment, whether or not then exercisable, may be exercised by the Participant or such transferee (or if the Option or SAR was held by the Participant at death, by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution), in accordance with the terms of the Option or SAR or on such accelerated basis as the Committee may determine, during the period that ends on the later of (i) one year after death, or
(ii) one year after the Option or SAR, or the last installment of such Option or SAR if there is more than one, first becomes exercisable. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

   (b) In the case of termination of employment occurring by reason of death or disability, all Restricted Stock held by the Participant immediately prior to such termination of employment shall be vested. In the case of termination of employment occurring by reason of retirement, all Restricted Stock held by the Participant immediately prior to retirement must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3(c) above.

   (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to termination of employment will be forfeited and the Award canceled as of the time of such termination of employment.

   7.2. OTHER TERMINATION OF SERVICE.

   If a Participant who is an Employee ceases to be an Employee for any reason other than death, retirement, or disability (as defined at Section 7.1 above), or if there is a termination of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being hereinafter referred to as a "Status Change"), the following will apply except as the Committee may otherwise determine:

   (a) All Options and Stock Appreciation Rights held by the Participant (or if the Option or Right was previously transferred, by the transferee) that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months, and shall thereupon terminate; provided, that if the Participant should die within such three-month period, the Option or Right shall be exercisable (to the extent it was exercisable immediately prior to death) for a period of one year following the Status Change. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7.

   (b) All Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with
Section 6.3(c) above.

   (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change.

   (d) For purposes of this Section 7.2, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an Option in a transaction to which section 424(a) of the Code applies.

   7.3  CERTAIN CORPORATE TRANSACTIONS.

   Except as otherwise provided by the Committee at the time of grant, in the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), the following rules shall apply:
                               A-7

   (a) Subject to paragraph (b) below, all outstanding Awards requiring exercise will cease to be exercisable, and all other Awards to the extent not fully vested (including Awards subject to conditions not yet satisfied or determined) will be forfeited except as required under Section 7.4 below, as of the effective time of the covered transaction, provided that the Committee may in its sole discretion (but subject to Section 7.4 below in the case of a covered transaction that constitutes a Change of Control), on or prior to the effective date of the covered transaction, (1) make any outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from any Restricted Stock, (3) cause the Company to make any payment and provide any benefit under any Deferred Stock Award, Performance Award or Supplemental Grant, and (4) remove any performance or other conditions or restrictions on any Award; or

   (b) With respect to an outstanding Award held by a Participant who, following the covered transaction, will be employed by or otherwise providing services to an entity which is a surviving or acquiring entity in the covered transaction or an affiliate of such an entity, the Committee may at or prior to the effective time of the covered transaction, in its sole discretion and in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring entity or affiliate assume any Award held by such Participant outstanding hereunder or grant a replacement award which, in the judgment of the Committee, is substantially equivalent to any Award being replaced.

   7.4. CHANGE OF CONTROL PROVISIONS.

   (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control:

        (1) Acceleration of Options and SARs; Effect on Other Awards. All Options and SARs outstanding as of the date such Change of Control is determined to have occurred and which are not then exercisable shall (prior to application of the provisions of Section 7.3 above, in the case of a Change of Control that also constitutes a covered transaction) become exercisable to the full extent of the original grant, all shares of Restricted Stock which are not otherwise vested shall vest, and holders of Performance Awards granted hereunder as to which the relevant performance period has not ended as of the date such Change of Control is determined to have occurred shall be entitled at the time of such Change of Control to receive a cash payment per Performance Award equal to such amount, if any, as shall be specified in the Award.

        (2) Restriction on Application of Plan Provisions Applicable in the Event of Termination of Employment. After a Change of Control (but subject to Section 7.3 above), Options and SARs shall remain exercisable following a termination of employment or other service relationship (other than termination by reason of death, disability (as determined by the Company) or retirement) for seven (7) months following such termination or until expiration of the original terms of the Option or SAR, whichever period is shorter.

        (3) Restriction on Amendment. In connection with or following a Change of Control, neither the Committee nor the Board may impose additional conditions upon exercise or otherwise amend or restrict an Option, SAR, share of Restricted Stock, Deferred Stock award or Performance Award, or amend the terms of the Plan in any manner adverse to the holder thereof, without the written consent of such holder.

   Notwithstanding the foregoing, if any right granted pursuant to this Section 7.4 would make a Change of Control transaction ineligible for pooling of interests accounting under applicable accounting principles that but for this Section 7.4 would otherwise be eligible for such accounting treatment, the Committee shall have the authority to substitute Stock for the cash which would otherwise be payable pursuant to this Section 7.4 having a fair market value equal to such cash.

   (b) Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

        (1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 7.4; or

        (2) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

        (3) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Business Combination"); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or such corporation resulting from such Business Combination) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

8. GENERAL PROVISIONS

   8.1.      DOCUMENTATION OF AWARDS.

   Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

   8.2.      RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.

   Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, only upon the issuance of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

   8.3.      CONDITIONS ON DELIVERY OF STOCK.

   The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable Federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange or The Nasdaq National Market, until the shares to be delivered have been listed or authorized to be listed on such exchange or market upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

   If an Award is exercised by the Participant's legal representative or transferee, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

   8.4.      TAX WITHHOLDING.

   The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

   In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement. The Committee may make such share withholding mandatory with respect to any Award at the time such Award is made to a Participant.

   If in connection with the exercise of an ISO the Committee determines that the Company could be liable for withholding requirements with respect to the exercise or with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to provide for withholding under the preceding paragraph of this Section 8.4, if the Committee determines that a withholding responsibility may arise in connection with tax exercise, (b) to inform the Company promptly of any disposition (within the meaning of Section 424(c) of the Code) of Stock received upon exercise, and (c) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

   8.5.      NONTRANSFERABILITY OF AWARDS.

   Unless otherwise permitted by the Committee, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by the Participant (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf). The Committee may in its discretion permit transfers to other persons or entities.

   8.6.      ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

   (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under the first paragraph of Section 4 above and to the limits described in the second paragraph of Section 4 and in
Section 6.5(c).

   (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan; provided, that adjustments pursuant to this sentence shall not be made to the extent it would cause any Award intended to be exempt under Section 162(m)(4)(C) to fail to be so exempt.

   (c) In the case of ISOs or Awards intended to satisfy the performance-based remuneration exception under Section 162(m)(4)(C) of the Code, the adjustments described in (a) and (b) will be made only to the extent consistent with continued qualification of the option under Section 422 of the Code (in the case of an ISO) or
Section 162(m) of the Code.

   8.7.      EMPLOYMENT RIGHTS, ETC.

   Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

   8.8.      NONCOMPETITION RESTRICTIONS, ETC.

   The Committee may provide in connection with any Award that the Participant's rights to enjoyment of the Award or to any cash or Stock deliverable under the Award be conditioned upon the Participant's agreeing not to compete with the Company and its subsidiaries, not to disclose confidential information, and not to solicit employees, advisors or business from the Company and its subsidiaries, the terms of any such agreement or undertaking to be determined by the Committee.

   8.9.      DEFERRAL OF PAYMENTS.

   The Committee may agree at any time, upon request of the Participant and subject to such rules as the Committee may determine, to defer the date on which any future payment under an Award will be made.

   8.10.  PAST SERVICES AS CONSIDERATION.

   Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.

9. EFFECT, AMENDMENT AND TERMINATION

   Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock may be issued to Employees.

   The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code, nor shall any such amendment adversely affect the rights of a holder of an Award without such holder's consent.

                      [STATE STREET LOGO]
                State Street Boston Corporation
                      225 Franklin Street
                   Boston, Massachusetts 02101

PROXY                                                       PROXY
                STATE STREET BOSTON CORPORATION

        ANNUAL MEETING OF STOCKHOLDERS - APRIL 16, 1997

         SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned stockholder of State Street Boston Corporation (the "Corporation") hereby appoints Susanne G. Clark, Evalyn Lipton Fishbein and Claire A. Fusco (each with power to act without the others and with power of substitution) proxies to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held on April 16, 1997 and at any adjournments thereof, with all the power the undersigned would possess if personally present, and to vote, as designated, all shares of Common Stock of the Corporation which the undersigned may be entitled to vote at said Meeting, hereby revoking any proxy heretofore given.

TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS JUST SIGN AND DATE THE OTHER SIDE; NO BOXES NEED
TO BE CHECKED.

PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN
                       ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.




HAS YOUR ADDRESS CHANGED?             DO YOU HAVE ANY COMMENTS?

-------------------------------   -------------------------------
-------------------------------   -------------------------------
-------------------------------   -------------------------------
-------------------------------   -------------------------------

                                 1. Election of Six Directors:
[x]PLEASE MARK VOTES AS IN                                FOR ALL
   THIS EXAMPLE                     FOR      WITHHOLD      EXCEPT
                                    [ ]        [ ]          [ ]
Each of these matters is fully   I.Booth   J.Cash, Jr.   T.Casner
described in the Notice of and   A.Goldstein  D.Perini   D.Picard
Proxy Statement for the Meeting,   If you do not wish your shares
receipt of which is hereby         voted "FOR" one or more
acknowledged.  THE BOARD OF        nominees, mark the "FOR ALL
DIRECTORS RECOMMENDS THAT YOU      EXCEPT" box and strike a line
GRANT AUTHORITY FOR THE ELECTION   through the nominee(s) name.
OF DIRECTORS AND THAT YOU VOTE     Your shares will be voted for
FOR ITEMS 2, 3, 4 AND 5.  THE      the remaining nominee(s).
SHARES REPRESENTED BY THIS PROXY
WILL BE VOTED IN ACCORDANCE      2. Proposal to Approve the
WITH THE SPECIFICATIONS MADE.       Amendment of the Restated
IF NO SPECIFICATION IS MADE, THE    Articles of Organization to
PROXY WILL BE VOTED IN ACCORDANCE   Change the Name of the
WITH THE BOARD OF DIRECTORS'        Corporation
RECOMMENDATIONS.                    FOR      AGAINST    ABSTAIN
                                    [ ]        [ ]        [ ]
                                 3. Proposal to Approve the
                                    Amendment of the Restated
      RECORD DATE SHARES:           Articles of Organization to
                                    Increase the Number of
                                    Authorized Shares of Common
                                    Stock
                                    FOR      AGAINST    ABSTAIN
                                    [ ]        [ ]        [ ]
          REGISTRATION           4. Proposal to Approve the
                                    Senior Executive Annual
                                    Incentive Plan
                                    FOR      AGAINST    ABSTAIN
                                    [ ]        [ ]        [ ]
                                 5. Proposal to Approve the 1997
                                    Equity Incentive Plan
                                    FOR      AGAINST    ABSTAIN
                                    [ ]        [ ]        [ ]
                                 6. In their discretion, the
                                    Proxies are authorized to
Please be sure to sign and date     vote upon such other business
this Proxy.                         as may properly come before
                                    the meeting or any
                Date                adjournments thereof.
                    -----------
                                 Mark box at right if comments
------------------------------- or address change have been   [ ]
Stockholder          Co-owner   noted on the reverse side of
signs here           signs here this card.
-----------------------------------------------------------------

                 STATE STREET BOSTON CORPORATION

DEAR STOCKHOLDER:

You are cordially invited to attend the 1997 Annual Meeting of Stockholders of State Street Boston Corporation. The meeting will be held in the Enterprise Room at 225 Franklin Street, Boston, Massachusetts on Wednesday, April 16, 1997, at 10:00 a.m. Your Board of Directors and management look forward to greeting those stockholders able to attend.

The notice of meeting and proxy statement which follow describe the business to be conducted at the meeting. You will be asked to elect six directors and to act upon proposals to change the name of the Corporation, to increase the authorized shares of Common Stock which will result in sufficient shares for a 2-for-1 stock split, to approve the Senior Executive Annual Incentive Plan and to approve the 1997 Equity Incentive Plan. State Street's goal is to be the leading servicer of institutional investors worldwide. Each of these proposals is designed to help achieve this goal in competitive global markets. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THESE PROPOSALS.


Your vote is very important. Whether or not you plan to attend the meeting, please carefully review the enclosed proxy statement. Then complete, sign, date and mail promptly the accompanying proxy in the enclosed return envelope. To be sure that your vote will be received in time, please return the proxy at your earliest convenience.

We look forward to seeing you at the Annual Meeting so that we can update you on our progress. Your continuing interest is very much appreciated.

Sincerely,



Marshall N. Carter
Chairman and Chief Executive Officer